UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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(Rule 14a-101)

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FIRST INTERSTATE BANCSYSTEM, INC.

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2021 Proxy Statement

First Interstate BancSystem, Inc.

First Interstate BancSystem

Member FDIC. Equal Housing Lender.

Notice of Annual Meeting of Shareholders of
First Interstate BancSystem, Inc.

Your vote is important to us and we want your shares to be represented at the annual meeting. Please cast your vote on the proposals listed below.

Participate in the Future of First Interstate - Please Cast Your Vote

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders of First Interstate BancSystem, Inc. will be held at First Interstate Bank Great West Center, 1800 Sixth Avenue North, Billings, Montana, on Wednesday, May 26, 2021, at 3:00 p.m., Mountain Daylight Time, for the following purposes:
(1)    To elect five directors to serve three-year terms, or until their respective successors have been elected and qualified;
(2)    To ratify the appointment by the Board of Directors of two additional Directors;
(3)    To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021;
(4)    To adopt a non-binding advisory resolution on executive compensation; and
(5)    To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.
Only shareholders of record as of the close of business on Friday, March 26, 2021 are entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.
YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, we urge you to vote. Registered holders may vote:
•By Internet - access http://www.voteproxy.com and follow the on-screen instructions;
•By mail - sign, date, and mail your proxy card in the envelope provided as soon as possible; or
•In person - vote your shares in person by attending the annual meeting.
BY ORDER OF THE BOARD OF DIRECTORS

Kirk D. Jensen
Corporate Secretary

Billings, Montana
April 14, 2021

(i)

Proxy Statement
2021 Executive Summary
The following is a summary of more detailed information found elsewhere in our proxy statement. This is only a summary, and it may not contain all the information that is important to you. For more complete information, please review this proxy statement in its entirety.
When we refer to the “Company,” “First Interstate,” “we,” “our,” and “us” in this proxy statement, we mean First Interstate BancSystem, Inc. and our consolidated subsidiaries, unless the context indicates that we refer only to the parent company, First Interstate BancSystem, Inc. When we refer to the “Bank” in this proxy statement, we mean First Interstate Bank, our wholly-owned bank subsidiary.
This proxy statement and accompanying proxy card are being provided on or about April 14, 2021 to our shareholders of record who are entitled to vote at the annual meeting.

Annual Meeting

Time and Date:	3:00 p.m., Mountain Daylight Time, Wednesday, May 26, 2021
Place:	First Interstate Bank Great West Center, 1800 Sixth Avenue North, Billings, Montana 59101
Record Date:	Close of business on Friday, March 26, 2021
Voting:	Shareholders of record as of the record date are entitled to vote. Each outstanding share of Class A common stock is entitled to one vote and each outstanding share of Class B common stock is entitled to five votes on all matters submitted to a vote of shareholders at the annual meeting.
Attendance:	If you plan to attend the annual meeting in person, you must bring the Notice of Internet Availability of Proxy Materials. If your shares are not registered in your name, you will need a legal proxy, account statement, or other documentation confirming your First Interstate BancSystem, Inc. holdings from the broker, bank, or other institution that is the record holder of your shares. You will also need a valid, government-issued picture identification that matches your Notice of Internet Availability of Proxy Materials, legal proxy, or other confirming documentation.
Adjournments:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Agenda and Voting Recommendations

PROPOSAL
1

Election of Five Directors

BOARD RECOMMENDATION
"FOR" Each Nominee

PROPOSAL
2

Ratification of Appointment of Two Additional Directors

BOARD RECOMMENDATION
"FOR" Ratification

PROPOSAL
3

Ratification of Appointment of Independent Registered Public Accounting Firm

BOARD RECOMMENDATION
"FOR" Ratification

PROPOSAL
4

BOARD RECOMMENDATION
"FOR" Adoption

Review your Proxy Statement and vote in one of three ways:

Via the Internet
Visit the website listed on your proxy card

By Mail
Sign, date and return your proxy card in the enclosed envelope

In Person
Attend the Annual Meeting in Billings, MT

2020 Performance
In 2020, we reported net income of $161.2 million, or $2.53 per outstanding share of common stock. Our return on average common equity ("ROAE") was 8.12% and our return on average tangible common equity ("ROATCE") was 12.60%. We returned approximately $245.4 million of capital (including common stock dividends and common stock repurchases) to our shareholders in 2020.

$161.2 million	$2.53	8.12% / 12.60%	$31.56	$20.28*	$245.4 million
Net Income	Earnings Per Share	ROAE / ROATCE*	Book Value Per Share	Tangible Book Value Per Share*	Net Capital Distributions

* ROATCE and Tangible Book Value Per Share are financial measures not defined in accordance with accounting principles generally accepted in the United States of America, or GAAP. See Appendix A to this proxy statement for a reconciliation of such measures to their most directly comparable GAAP financial measures, ROAE and Book Value Per Share, respectively.
In 2020, based on the strength of our financial performance and the improvement in our credit quality, we felt confident in returning capital to our shareholders, which we did through multiple increases to the amount paid per share through our cash dividends and in the number of shares of common stock authorized to be purchased by us in connection with our Board-approved share repurchase plan.
The quarterly per share cash dividend amount as of January 2021 was 32.3% higher than the amount paid per share in the fourth quarter of 2019, and we repurchased over 3.5 million shares of common stock at an average purchase price per share of $32.62. Our capital remains strong with ROATCE of 12.60% and Total Risk Based Capital of 14.19%.
Delivering Long-term Value
We have generated strong financial results over the long term, growing organically and through strategic acquisitions, with earnings increasing over 350% in the last 10 years. Over the same period, common equity has increased 285%, from $686.8 million as of December 31, 2010 to $1,959.8 million as of December 31, 2020.

With this growth in earnings has come higher returns to our shareholders. Over the last 10 years, annual cash dividends paid have increased 444% to $2.00 per common share in 2020. The 2020 dividends included a one-time cash dividend of $0.60 and increases to our quarterly dividend of $0.03 during the first quarter and $0.04 during the third quarter of 2020.

Dividends
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

We have also delivered sustained growth in diluted Earnings Per Share (EPS), Book Value Per Share (BVPS), and Tangible Book Value Per Share (TBVPS) over the last 10 years, reflecting compound annual growth rates of 11.4%, 7.3%, and 5.7% respectively.

BVPS
TBVPS
EPS
$40.00
$32.00
$24.00
$16.00
$8.00
$0.00
$0.96
$1.27
$1.96
$1.87
$1.90
$2.13
$2.05
$2.75
$2.83
$2.53
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Total Shareholder Return (TSR)

	FIBK	S&P Financials Index	KBW Bank Index	TSR was 3% in 2020, following a TSR of 18% in 2019 and (6)% in 2018, for a combined three-year TSR of 14%. The graph below shows our TSR expressed as the cumulative return to shareholders since going public. As illustrated, a $100 investment in First Interstate BancSystem, Inc. common stock on March 23, 2010 would be valued at $396 as of December 31, 2020, which significantly outperformed the financial services industry over the same period, as measured by the S&P Financials Index and the KBW Bank Index.
1-Year	3%	-2%	-10%
3-Year	14%	13%	0%
5-Year	67%	69%	53%
10-Year	266%	178%	137%

FIBK: TOTAL SHAREHOLDER RETURN (3/23/2010 THROUGH 12/31/2020)
FIBK
KBW Bank Index
S&P Financials Index
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
March-10
July-10
November-10
March-11
July-11
November-11
March-12
July-12
November-12
March-13
July-13
November-13
March-14
July-14
November-14
March-15
July-15
November-15
March-16
July-16
November-16
March-17
July-17
November-17
March-18
July-18
November-18
March-19
July-19
November-19
March-20
July-20
November-20

Additional information concerning our performance can be accessed on the Company's website at www.FIBK.com. The information contained on our website with respect to our performance, however, shall not be deemed to be a part of, or incorporated by reference in, this proxy statement for any purpose.
Commitment to Community
Commitment to Community is one of our core values. Despite the pandemic, we did not waiver from our long-standing commitment to donate 2% of net income before taxes to community organizations. As a result, we donated $5 million to organizations throughout our footprint to address food insecurity, communities fighting wildfires, and Native American Community Development efforts. We also held our annual Volunteer Day, safely and effectively providing assistance to more than 270 nonprofit organizations.

Our focus on our people, processes, and technology allowed us to continue delivering to each of our stakeholders in meaningful and compelling ways:

For our Employees

For the third year in a row, First Interstate partnered with Gallup—an industry leader for employee engagement—to survey our employees. In 2020, 2,269 employees responded—95% participation Company-wide. Since our first survey in 2018, we've seen yearly increases in employee engagement, with employees saying they feel recognized and cared for.

For our Clients

We continued to invest in our digital platform and strengthen our business processes in order to deliver quality products and services to our clients when and where they choose to interact with us.

For our Communities

Commitment to community serves as one of our guiding values—to be "all-in" when giving back to our communities with time, money, and heart. In 2020, we once again held a Company-wide Volunteer Day where we closed the Bank for half a day to assist those less fortunate across our footprint.

For our Shareholders

We believe engaged employees, satisfied clients, and strong communities have a significant impact on our financial results, which ultimately allows us to meet the expectations of our shareholders.

Full year earnings of

$161M

OR

$2.53 per diluted share

Commitment to Good Corporate Governance
We have structured our corporate governance program to promote the long-term interests of shareholders, strengthen the accountability of our Board of Directors (“Board”) and management, and build public trust in the Company. Highlights of our efforts include:

☑	Separation of the Chair of the Board and Chief Executive Officer roles;
☑	Appointment of an independent Chair of the Board;
☑	Audit, Compensation, Risk, and Technology Committees chaired by independent directors;
☑	Regular executive sessions of independent directors;
☑	Annual Board and committee self-evaluations;
☑	Equity ownership guidelines for directors and executive officers; and
☑	Cash and equity awards with clawback provisions.

Established in 1968, has existed for

53 YEARS

$17.6 BILLION TOTAL ASSETS

Community Bank

Operating in

6 states

150 banking offices

2,400+ employees

Idaho

Montana

Oregon

South Dakota

Washington

Wyoming

Staying true to our roots means putting people first. When it comes to giving back, we start with the communities we serve across six states to build the foundation of our corporate giving program.

Volunteer Match Program

First Interstate pays nonprofits for its employees' volunteer hours through our volunteer Match Program, enriching charitable organizations with much-needed support and financial resources.

18.4K hours in total

2020

$5.0M donated in 2020

First Interstate Bank commits 2% of its Net Income Before Taxes annually to charitable giving. In 2020, we donated $5.0 million to help make a difference in our communities.

$1M+ COVID Relief

From April to December, the Foundation processed 145 grants specific to COVID relief.

Executive Compensation Highlights
Our executive compensation program is aligned with our business strategy and is designed to maximize long-term shareholder value.
What We Pay and Why — Goals and Elements of Compensation:
▪Emphasize pay for performance;
▪Attract, retain, and motivate talented and experienced executives within the banking industry;
▪Recognize and reward executives whose skill and performance are critical to our success;
▪Align interests of our executives with our shareholders; and
▪Discourage excessive risk taking.
Key Features of our Executive Compensation Program:

What We Do...		What We Do Not Do...
☑	Emphasize pay for performance	☒	Short-sell or hedge Company securities
☑	Use multiple performance measures and caps on potential incentive payments	☒	Allow "single-trigger" accelerated vesting of equity-based awards upon change in control
☑	Use independent compensation consultant	☒	Grant excessive perquisites
☑	Require minimum equity ownership for directors and executive officers (EOs)	☒	Pay excise tax "gross ups" upon change in control
☑	Maintain a clawback policy to recapture incentive payments	☒	Reprice or recycle shares
☑	Discourage excessive risk taking by reserving the right to use discretion in the payout of all incentives	☒	Trade in Company securities during designated black-out periods, except under limited circumstances including valid rule 10b5-1 trading plans
Elements of Total Compensation
Using a consistent and calibrated pay for performance approach across the Company, we reward results, discourage excessive risk taking, and drive long-term shareholder value. To promote a culture that aligns the interests of management with those of our shareholders, our executive compensation program focuses on an appropriate mix of fixed and variable compensation.
We have three primary elements of compensation:
▪Base salary: Competitive fixed-base cash compensation determined by individual factors, such as scope of responsibility, experience, and strategic impact.
▪Annual short-term cash incentive: Performance-based awards aligned with the achievement of individual and Company financial and strategic growth objectives.
▪Long-term equity award incentive: Incentives to reward and retain executive officers and senior leaders, with an emphasis on long-term Company performance compared to peers.

Proposal One
Election of Directors
At the end of fiscal year 2020, there were 11 directors serving on the Board. Subsequent to year-end, the Board appointed in February two additional directors to fill the then vacant seats on the Board, as described in more detail in Proposal Two. As a result, there are currently 13 directors serving on the Board, which is divided into three classes of directors serving staggered three-year terms. There are five directors in the 2021 class, four directors in the 2022 class, and four directors in the 2023 class. All five directors currently serving in the 2021 class have been nominated and agreed to be considered for election at the annual meeting to serve another three-year term expiring at the annual meeting to be held in 2024. The nominees for election as directors in the 2024 class at this annual meeting are:

▪John M. Heyneman, Jr.
▪David L. Jahnke
▪Ross E. Leckie
▪Kevin P. Riley
▪James R. Scott

Unless authority to vote is withheld, the persons named as proxies in the proxy card accompanying these materials will vote the shares represented by a validly executed proxy card for the election of the above named nominees. If, at the time of the annual meeting, any nominee becomes unavailable for any reason for election as a director, the persons entitled to vote as proxy will vote for the election of such substitute(s), if any, as the Board may recommend. At this time, the Board knows of no reason why any nominee might be unavailable or unwilling to serve.

Nominees
The individuals listed below have been nominated for election because the Board, based in part upon the recommendation of the Governance and Nominating Committee, believes they possess the skills, experience, personal attributes, and tenure needed to guide the Company’s strategy and to effectively oversee the Company’s risk management framework and management’s execution of its responsibilities. The following table sets forth information regarding the nominees for election at the annual meeting. Additional biographical information for each of the nominees follows below under the caption "Business Biographies."

Name and Age	Director Since	Principal Occupation
John M. Heyneman, Jr., 53	2018	Executive Director, Plank Stewardship Initiative
David L. Jahnke, 67	2011	Chair of the Board, First Interstate BancSystem, Inc.; Retired Partner, KPMG
Ross E. Leckie, 62	2009	Retired Executive Vice President, Allianz SE
Kevin P. Riley, 61	2015	President and Chief Executive Officer, First Interstate BancSystem, Inc.
James R. Scott, 71	1971	Former Chair of the Board, First Interstate BancSystem, Inc.

If a quorum is present at the annual meeting, a majority of the voting power of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting are needed to elect a director. This means that each of the five nominees for director must receive the affirmative vote of more than 50% of the votes present in person or represented by proxy and entitled to vote at the annual meeting to be elected.

Directors Other Than Nominees

The following table sets forth information regarding the directors serving in the Board classes not up for election at the annual meeting. Additional biographical information for each of these directors follows below under the caption "Business Biographies."
Name and Age	Director Since	Term Expires	Principal Occupation
Stephen B. Bowman, 57	2021	2022*	Former CFO, Northern Trust Corporation
Alice S. Cho, 54	2020	2023	Former Advisor, Varo Money, Inc.
Dana L. Crandall, 56	2014	2023	Senior Vice President-Customer Experience and Customer Operations, Comcast
Dennis L. Johnson, 66	2017	2023	Retired President & CEO, United Heritage Financial Group
Patricia L. Moss, 67	2017	2023	Retired President & CEO, Cascade Bancorp.
Joyce A. Phillips, 58	2021	2022*	Founder & CEO, EqualFuture Corp.
James R. Scott, Jr., 43	2016	2022	General & Limited Partner, JS Investments Limited Partnership
Jonathan R. Scott, 46	2020	2022	General & Limited Partner, Scott Land & Livestock, LP
*Subject to ratification vote contemplated by Proposal Two.

31% Women Directors

5

New Independent Directors in the Last 6 Years

8 YEARS

Average Tenure of Directors

(Including 2 "Zero Years" from New Directors)

9.5 YEARS

Average Tenure of Directors

(Excluding 2 "Zero Years" from New Directors)

62% are Independent Directors

59 Average Age

58 Median Age

Proposal Two
Ratification of Appointed Directors
In February 2021, the Company’s Board, based in part on the recommendation of the Governance and Nominating Committee, appointed each of Stephen B. Bowman and Joyce A. Phillips to fill vacancies on the Board, and to serve in the class of directors whose terms are set to expire at the annual meeting to be held in 2022, subject to a ratification vote of their appointment by the shareholders at this annual meeting. These individuals are believed to possess the skills, experience, personal attributes, and tenure needed to guide, along with the Company’s other directors, the Company’s strategy and to effectively oversee the Company’s risk management framework and management’s execution of its responsibilities. The following table sets forth information regarding Mr. Bowman and Ms. Phillips.

Name and Age	Director Since	Term Expires	Principal Occupation
Stephen B. Bowman, 57	2021	2022	Former CFO, Northern Trust Corporation
Joyce A. Phillips, 58	2021	2022	Founder & CEO, EqualFuture Corp.

If a quorum is present at the annual meeting, a majority of the voting power of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting is needed to ratify the appointment of each director. This means that each director must receive the affirmative vote of more than 50% of the votes present in person or represented by proxy and entitled to vote at the annual meeting to have their appointment ratified.

Directors and Executive Officers

The following table sets forth information concerning each of our directors, director nominees, and executive officers. Additional biographical information for each of these individuals follows below under the caption "Business Biographies."
Name	Age	Position
David L. Jahnke	67	Chair of the Board
Kevin P. Riley	61	President, Chief Executive Officer, and Director
Stephen B. Bowman	57	Director
Alice S. Cho	54	Director
Dana L. Crandall	56	Director
Philip G. Gaglia	57	Executive Vice President and Chief Risk Officer
John M. Heyneman, Jr.	53	Director
Jodi Delahunt Hubbell	55	Executive Vice President and Chief Operating Officer
Kirk D. Jensen	51	Executive Vice President and General Counsel
Dennis L. Johnson	66	Director
Ross E. Leckie	62	Director
Russell A. Lee	64	Executive Vice President and Chief Banking Officer
Patricia L. Moss	67	Director
Marcy D. Mutch	61	Executive Vice President and Chief Financial Officer
Kade G. Peterson	56	Executive Vice President and Chief Information Officer
Joyce A. Phillips	58	Director
James R. Scott	71	Director
James R. Scott, Jr.	43	Director
Jonathan R. Scott	46	Director

Business Biographies
David L. Jahnke has been a director since September 2011, Chair of the Board since May 2020, and Vice Chair of the Board from August 2019 to May 2020. In 2010, Mr. Jahnke completed a 35-year career as a partner of KPMG with a focus on global clients, especially in the financial services industry. He currently serves as a Director and Chair of the audit committee to Swiss Re America Holding Corporation and its primary related US operating companies. Mr. Jahnke also serves as a Director, Chair of the audit committee, and member of the compensation committee to Schnitzer Steel Industries, Inc., a NASDAQ-listed company.
The qualifications of Mr. Jahnke for service on the Board as identified by the Board include the following: Mr. Jahnke has significant experience in the accounting, auditing, and financial service industries, both nationally and internationally. Mr. Jahnke has extensive knowledge in the key issues, dynamics, and trends affecting the Company, its business, and the banking industry in general. He has extensive knowledge regarding fiduciary obligations, insurance, and other legal requirements and duties of a public company. Mr. Jahnke qualifies as an independent director. Mr. Jahnke serves as Chair of the Executive Committee and is a member of the Governance and Nominating Committee.

Kevin P. Riley has been President and Chief Executive Officer of the Company and First Interstate Bank and a member of the Board of Directors since September 2015. Prior to his current role, Mr. Riley served as an Executive Vice President and the Chief Financial Officer from 2013 to 2015. Mr. Riley leads First Interstate Bank with expertise drawn from more than 33 years of experience in the banking industry. Since January 2019, he has represented the Federal Reserve Bank, Ninth District, serving as a member of the Federal Advisory Council. Mr. Riley also serves on the Pacific Bankers Management Institute Board of Directors. Prior to joining the organization, Mr. Riley was an Executive Vice President and Chief Financial Officer for Berkshire Hills Bancorp in Massachusetts and he served in various executive-level positions with KeyCorp. Mr. Riley earned a Bachelor of Science degree in business administration from Northeastern University in Boston, Massachusetts.
The qualifications of Mr. Riley for service on the Board as identified by the Board include the following: Mr. Riley has extensive knowledge of key issues, dynamics, and trends affecting the Company, its business, and the banking industry in general. Mr. Riley also provides strategic insight and direction to the Company. Mr. Riley serves on the Executive Committee.
Stephen B. Bowman has been a director since February 2021. Mr. Bowman served as Chief Financial Officer of The Northern Trust Corporation from 2014 until his retirement in 2020. As CFO, Mr. Bowman was responsible for the Company’s Global Finance function including Controller’s group, Financial Planning and Analysis, Tax, Investor Relations, Treasury, Capital Adequacy, Business Unit Finance, Corporate Real Estate, Procurement, Fee Billing, and Finance Technology. Prior to his CFO role, Mr. Bowman served in various leadership positions at The Northern Trust Corporation, including Chief Human Resources Officer and CEO of Northern Trust’s European region and North American region. Mr. Bowman is a National Trustee of Miami University and serves as the Chair of the Investment Subcommittee. Mr. Bowman also serves as Board Chair for Glenwood Academy. Mr. Bowman is a graduate of Miami University and earned an MBA from DePaul University.
The qualifications of Mr. Bowman for service on the Board as identified by the Board include the following: Mr. Bowman has significant knowledge in the financial services industry, executive management, and legal requirements and duties of public companies. Mr. Bowman qualifies as an independent director.

Alice S. Cho has been a director since May 2020. From 2017 to 2020, Ms. Cho served as Advisor to Varo Money, Inc., the nation’s first fintech to receive regulatory approvals to operate as a bank. In that role, Ms. Cho advised the Board, the CEO, and senior management on managing risk in the context of an innovative, digital only business model. From 2005 to 2017, Ms. Cho served in various leadership roles, including Managing Director and the head of the West Coast Practice, at Promontory Financial Group. In that capacity, she was responsible for leading engagements and for advising directors and top executives of global financial institutions and leading fintech companies on issues relating to crisis management, corporate governance, enterprise risk management, and regulatory strategy. Prior to joining Promontory, Ms. Cho was director at BITS, the technology arm of the Bank Policy Institute. Earlier, Ms. Cho served as Special Advisor to Vice Chair Alice M. Rivlin at the Federal Reserve Board in Washington, D.C., and worked on banking policy issues at the U. S. Office of Management and Budget. Ms. Cho received her Bachelor of Arts degree in Economics from Whitman College and her Master of Arts in Public Policy from the University of Chicago where she was a Sloan Fellow.
The qualifications of Ms. Cho for service on the Board as identified by the Board include the following: Ms. Cho has significant knowledge in risk management and regulatory compliance issues. She also has knowledge in strategic initiatives and technology innovation, including digitization, in the financial services industry. Ms. Cho qualifies as an independent director and as a risk expert. Ms. Cho serves on the Audit, Risk, and Technology Committees.
Dana L. Crandall has been a director since 2014. Ms. Crandall has over 30 years of experience in executive management and global operations. She has been Senior Vice President - Customer Experience and Customer Operations for Comcast, a public company with more than 120,000 employees, since December 2013. Prior to that, Ms. Crandall was a Managing Director and Chief Information Officer of British Telecom from 2009 to 2013, Vice President - Network Strategy and Call Center Operations at Qwest Communications from 2005 to 2009, and served in various other executive-level positions with Qwest Communications from 1992 to 2005. Ms. Crandall received her Bachelor of Science degree in Electrical Engineering from the University of Denver in 1987 and her Master in Business Administration degree from Northwestern University - Kellogg School of Management in 2001.
The qualifications of Ms. Crandall for service on the Board as identified by the Board include the following: Ms. Crandall has significant knowledge in strategic planning, technology development, and operations management. She also has knowledge on the fiduciary obligations, governance, operations practices, and other requirements and duties of a public company. Ms. Crandall qualifies as an independent director and serves as Chair of the Technology Committee and as a member of the Compensation and Risk Committees.

Philip G. Gaglia has been an Executive Vice President of First Interstate since 2018, a Senior Vice President from 2009 to 2018, and Chief Risk Officer of First Interstate since 2012. Prior to his current position, Mr. Gaglia served as Vice President and General Auditor of First Interstate Bank from 2003 to 2010, in internal audit from 1991 to 2003, and various operations roles from 1989 to 1991. Mr. Gaglia has a Bachelor of Science degree in Business Management from Montana State University - Billings in Billings, Montana and is a graduate of the Pacific Coast Banking School.
John M. Heyneman, Jr. has been a director since May 2018 and was previously a director from 1998 to 2004 and from 2010 to 2016. Mr. Heyneman is based in Sheridan, Wyoming as the Executive Director for the Plank Stewardship Initiative, a nonprofit organization providing technical solutions to ranchers in the Northern Great Plains. Additionally, Mr. Heyneman is Chair of the Padlock Ranch, a diversified cow-calf, farm, and feedlot operation based in Dayton, Wyoming. From 2005 to 2010, Mr. Heyneman was involved in economic development and business recruitment in Sheridan, Wyoming. From 1998 to 2009, Mr. Heyneman managed and worked on large cattle ranches on public, private, and tribal lands in northern Arizona, Utah, Montana, and Wyoming. Mr. Heyneman received a Master of Science Degree from Montana State University and a Bachelor of Arts degree in American Studies from Carleton College. Mr. Heyneman is an N.A.C.D Leadership Fellow and has completed several executive education programs at the Northwestern University - Kellogg School of Management. Mr. Heyneman is the nephew of James R. Scott and the cousin of James R. Scott, Jr., and Jonathan R. Scott. Mr. Heyneman was recommended for Board service by the Scott Family Council.
The qualifications of Mr. Heyneman for service on the Board as identified by the Board include the following: Mr. Heyneman brings to the Board executive management and business experience from the agriculture industry. Mr. Heyneman understands the economies of the region and communities the Company serves. Mr. Heyneman also possesses knowledge of the Company’s unique challenges, regulatory environment, and history as a result of his years of service to the Company. Mr. Heyneman serves as Chair of the Governance and Nominating Committee and as a member of the Executive Committee.
Jodi Delahunt Hubbell has been the Company’s Chief Operating Officer since 2018 and Executive Vice President and Chief Banking Officer – West from 2017 to 2018. Ms. Delahunt Hubbell has over 30 years of diverse banking experience, including executive leadership roles in retail, small business, commercial, finance, and risk management. Prior to her employment with the Company, Ms. Delahunt Hubbell was Executive Vice President and Director, Risk Management at Zions Bancorporation in Salt Lake City. Beginning her banking career in 1987 as a management trainee in Portland, Oregon, the vast majority of her extensive experience has been in the western United States, with banks such as The Commerce Bank of Oregon, Zions Bancorporation, U.S. Bancorp, and Centennial Bank. Ms. Delahunt Hubbell earned a bachelor’s degree in Business Administration from the University of Portland, received a Human Resource Management Certificate from Villanova University, and completed Wharton’s RMA Advanced Risk Management program in 2016.

Kirk D. Jensen is Executive Vice President and General Counsel, and joined First Interstate in January 2016. Prior to his employment with First Interstate, Mr. Jensen was a founding partner of the law firm BuckleySandler LLP in Washington, D.C., where he advised financial institutions on a variety of regulatory compliance matters and represented financial institutions in federal and state government enforcement actions and in high-stakes litigation. In 2018 he was recognized with the Global Counsel Award for Financial Services-Regulatory by the Association of Corporate Counsel and Lexology. He is also a fellow of the American College of Consumer Financial Services Lawyers, and has held various leadership positions in the American Bar Association’s Business Law and Litigation Sections. Mr. Jensen clerked for the Honorable Deanell Reece Tacha, Chief Judge of the United States Court of Appeals for the Tenth Circuit. He earned his Juris Doctor degree from Duke University School of Law in Durham, North Carolina, and his Bachelor of Arts degree from Brigham Young University in Provo, Utah.
Dennis L. Johnson has been a director since May 2017. Prior to his retirement in 2020, Mr. Johnson was President and Chief Executive Officer of United Heritage Mutual Holding Company since 2001, and United Heritage Financial Group and United Heritage Life Insurance Company, which are insurance, annuity, and financial products companies, since 1999. Mr. Johnson served as President and Chief Executive Officer of United Heritage Financial Services, a broker-dealer, from 1994-1998 and served as General Counsel of United Heritage Mutual Holding Company and its predecessor and certain of its affiliates from 1983 to 1999. Mr. Johnson is a former trustee of the Public Employees Retirement System of Idaho and currently serves on the Idaho Citizens’ Committee on Legislative Compensation, appointed by the Idaho Supreme Court. Mr. Johnson also sits on the Board of Directors of IDACORP, Inc. and Idaho Power Company.
The qualifications of Mr. Johnson for service on the Board as identified by the Board include the following: Mr. Johnson has significant experience in the insurance industry and risk management issues. Mr. Johnson qualifies as an independent director, a financial expert, a risk expert, serves as the Chair of the Risk Committee, and is a member of the Audit and Technology Committees.
Ross E. Leckie has been a director since May 2009. In 2008, Mr. Leckie completed a 27-year career as a partner with KPMG. During that time, his focus was on public companies and financial services clients. After retiring from KPMG, Mr. Leckie continued to provide advisory services on a selective basis including to Allianz, a global financial services group based in Munich, Germany. In 2011, he joined Allianz in Munich full time, taking on consultative and quality assurance roles in the office of the Chief Financial Officer. After returning to the U.S. in late 2013, he continued to serve Allianz on a part-time basis through 2016.

The qualifications of Mr. Leckie for service on the Board as identified by the Board include the following: Mr. Leckie has significant experience in the accounting, auditing, and financial services industries, both nationally and internationally. Mr. Leckie has extensive knowledge in the key issues, dynamics, and trends affecting the Company, its business, and the banking industry in general. Mr. Leckie has extensive knowledge regarding fiduciary obligations and other legal requirements and duties of a public company. Mr. Leckie qualifies as a financial expert, a risk expert, is an independent director, serves as Chair of the Audit Committee, and is a member of the Executive and Risk Committees.
Russell A. Lee has been the Company’s Executive Vice President and Chief Banking Officer since January 2020. Mr. Lee leads the retail, commercial, and wealth management teams. Mr. Lee joined the Company as an Executive Vice President in August of 2018 to lead Special Projects. Prior to this, Mr. Lee was President and CEO of Inland Northwest Bank (INB) until it was acquired by First Interstate. Mr. Lee has over 40 years of community banking experience including serving as President of two other Pacific Northwest community banks prior to INB. Mr. Lee has a Master of Business Administration Degree from Western Washington University as well as an undergraduate degree in Cello Performance from Luther College in Decorah, Iowa.
Patricia L. Moss has been a director since May 2017. Ms. Moss served as Chief Executive Officer of Bank of the Cascades and President and Chief Executive Officer of Cascade Bancorp from 1998 to 2012. She currently serves as a Director of MDU Resources, Inc. and funds within the Aquila Group of Funds. Ms. Moss is a former Director of the Oregon Investment Council, a former board member of Clear One Health Plans and the Oregon Growth Board, and has served on various community boards, including Central Oregon Community College, Oregon State University Cascades Campus, and St. Charles Medical Center.

The qualifications of Ms. Moss for service on the Board as identified by the Board include the following: Ms. Moss has significant banking experience as a result of being CEO of the Bank of the Cascades and Cascade Bancorp. This also provides knowledge of the unique history of the company prior to and after merging with First Interstate Bank. Ms. Moss qualifies as an independent director and serves as chair of the Compensation Committee and a member of the Executive and Governance and Nominating Committees.
Marcy D. Mutch has been Executive Vice President and Chief Financial Officer since September 2015. Prior to her current role, Ms. Mutch served as the Bank’s Investor Relations Officer from 2010 to 2015 and as Vice President of Corporate Tax from 2006 to 2010. Ms. Mutch contributes over 30 years of financial industry experience and expertise to First Interstate. Additionally, she currently serves on the Montana Chamber of Commerce, Board of Directors. Prior to joining the Bank, she served in tax and finance positions with Citizens Development Company and as a tax manager for Eide Bailly, LLP. Ms. Mutch earned a Bachelor of Science degree in business administration from Montana State University in Billings, Montana.

Kade Peterson has been Executive Vice President and Chief Information Officer since May 2018. Mr. Peterson is responsible for all areas of Information Technology, including business application support, infrastructure, and information security. Mr. Peterson’s experience spans community, regional, and large financial institutions. Mr. Peterson was previously with MidSouth Bank where he was Chief Information Officer and with USAmeriBank in Tampa, Florida where he was the Chief Operating Officer. Prior to that Mr. Peterson also spent 14 years at Sterling Financial Corporation, having served as its Operations and Technology Executive. He also held a variety of positions with Zions Bancorporation and BMA Core Systems. Mr. Peterson has over 30 years of diverse banking and technology experience including significant experience in continuous improvement, payment systems, and client experience. Mr. Peterson holds a Bachelor of Science in Finance from Weber State University. He is an active community participant and is passionate about youth programs.
Joyce A. Phillips has been a Director since February 2021. During a longer than 25 year career, Ms. Phillips has led significant businesses including retail banking, credit cards, insurance, and wealth management. Ms. Phillips is Founder and CEO of EqualFuture Corp., a FinTech startup based in San Francisco, that delivers affordable personal financial wellness via a SaaS model to individuals and businesses. Prior executive roles include Group Managing Director M&A, Chief Marketing and Innovation Officer, and CEO of Australia and New Zealand Banking Group Limited’s (ANZ) Global Wealth Division. Prior to joining ANZ, Ms. Phillips was President and Chief Operating Officer at American Life Insurance Company (ALICO), a global subsidiary of American International Group, Inc. Ms. Philips previously held senior executive roles for Citigroup including Head of International Retail Banking. In that role she was responsible for strengthening product and distribution in 42 countries. Ms. Phillips is currently serving on the Board of the Western Union Company (NYSE WU) and on the Board of Girls Inc. NYC, a not-for-profit board dedicated to empowering young women in underserved communities.
Ms. Phillips was included in the U.S. Banker "25 Most Powerful Women in Banking and Finance" list multiple years and named one of the Top 100 FinTech leaders in Asia. Ms. Phillips holds an MBA from the Stern School of Business at New York University. The qualifications of Ms. Phillips for service on the Board as identified by the Board include the following: Ms. Phillips has significant experience within the financial services and FinTech areas, gained through her various executive roles over the years. Ms. Phillips also possesses knowledge of the regulatory environment and has a commitment to innovation. Ms. Phillips qualifies as an independent director.

James R. Scott has been a director since 1971, and served as Chair of the Board from January 2016 to May 2020, the Executive Vice Chair of the Board from 2012 to January 2016, and the Vice Chair of the Board from 1990 to 2012. Mr. Scott served as a director of First Interstate Bank from 2007 to 2020, serving as Chair from 2011-2020. Mr. Scott is managing partner of J.S. Investments, Vice President of the Foundation for Community Vitality, board member of First Interstate BancSystem Foundation, board member of Padlock Ranch Corporation, board member of Blackfeet Indian Land Trust, and lifetime trustee at Fountain Valley School of Colorado. Mr. Scott also served as Chair of the Padlock Ranch Corporation from 1999-2017, Chair of Homer A. and Mildred S. Scott Foundation from 1990 to 2006, Chair of First Interstate BancSystem Foundation from 1990 to 2006, and Chair of Scott Family Services, Inc. from 2003 to 2012. Mr. Scott is the father of James R. Scott, Jr., and the uncle of Jonathan R. Scott and John M. Heyneman, Jr.

The qualifications of Mr. Scott for service on the Board as identified by the Board include the following: Mr. Scott has significant executive management, business, and corporate governance experience as a result of his years of service to the Company and other family-related businesses. Mr. Scott has extensive knowledge of key issues, dynamics, and trends affecting the Company, its business, and the banking industry in general. He also has extensive knowledge of the Company’s unique challenges, regulatory environment, and history. Mr. Scott serves on the Compensation, Executive, and Governance and Nominating Committees.
James R. Scott, Jr. has been a director since May 2015. Mr. Scott served as a Commercial Loan Manager in Ashland, Oregon from 2017 to 2019. Prior to his appointment as Commercial Loan Manager, Mr. Scott was a Vice President in the Missoula, Montana Commercial Banking group. From 2010 to 2014, Mr. Scott was a credit analyst and commercial banker with Citywide Banks of Denver, Colorado. Mr. Scott earned a Bachelor of Science degree in Business Administration from the University of Colorado-Leeds School of Business, as well as an MBA and Master of Science in Finance from the University of Denver-Daniels College of Business. Mr. Scott is the son of James R. Scott, and the cousin of John M. Heyneman, Jr. and Jonathan R. Scott. Mr. Scott was recommended for Board membership by the Scott Family Council.
The qualifications of Mr. Scott for service on the Board as identified by the Board include the following: Mr. Scott has significant banking experience as a result of his years of service to the Company, other banking organizations as identified above, and other family-related businesses. Mr. Scott also possesses knowledge of the Company’s unique challenges, regulatory environment, and history. Mr. Scott has significant knowledge in key issues, dynamics, and trends that affect the Company. Mr. Scott serves on the Technology and Risk Committees.
Jonathan R. Scott has been a director since 2020. Mr. Scott is an entrepreneur, focusing on small business and real estate development. Mr. Scott was previously a director from 2006 to 2011 and 2013 to 2019. Mr. Scott served as President of the Jackson, Wyoming branch from 2011 to 2019. Prior to that appointment, Mr. Scott served in various management and other positions within the Company, including serving as community development officer of First Interstate Bank from 2008 to 2011, president of FIB CT, LLC, dba Crytech, a related non-bank subsidiary, from 2004 to 2008, and an employee of the Financial Services and Marketing Divisions from 1998 to 2004. Mr. Scott received his Bachelor of Science degree in Economics from the University of Montana. Mr. Scott is the nephew of James R. Scott, and the cousin of James R. Scott, Jr. and John M. Heyneman, Jr.
The qualifications of Mr. Scott for service on the Board as identified by the Board include the following: Mr. Scott has a history of achievement in management positions as a result of his years of service to the Company. Mr. Scott has extensive knowledge of the Company’s unique challenges, regulatory environment, and history. Mr. Scott serves on the Compensation and Technology Committees.

Corporate Governance
Our Board of Directors is committed to sound and effective governance practices that promote the highest standards of business ethics and integrity, provide robust oversight of management, and promote the long-term interests of our shareholders. The Board's responsibilities include:

☑	Oversight of mission, vision, and values;
☑	Hiring and evaluating our Chief Executive Officer;
☑	Providing oversight of management regarding strategic direction;
☑	Ensuring management succession;
☑	Monitoring our performance against established criteria;
☑	Overseeing adherence to ethical practices;
☑	Overseeing compliance with federal and state law;
☑	Ensuring that full and fair disclosure is provided to shareholders, regulators, and other constituents;
☑	Overseeing risk management; and
☑	Approving certain policies for Company operations.

Board Structure and Composition
The size of our Board must be at least five and not more than 18, and the Board size currently is set at 13 in accordance with our bylaws. The Board is divided into three separate classes with staggered three-year terms expiring at the 2021, 2022, and 2023 annual meetings, respectively.
Our governance standards require the Board’s Governance and Nominating Committee to review the qualifications of candidates to the Board, including how each candidate contributes to the diversity of the Board. This assessment includes a candidate’s personal and professional accomplishments; reputation for integrity in the business community; specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry and whether the candidate has served in policy-making roles in business, government, education, or other areas that are relevant to the Company’s regional activities; financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements; professional and personal accomplishments, including involvement in civic and charitable activities; educational background; and whether the candidate will devote sufficient time to carrying out the candidate's duties and responsibilities effectively; and is committed to service on the Board.
Controlled Company Matters
We qualify as a "controlled company” under the NASDAQ Marketplace Rules because members of the Scott family who have filed a Schedule 13D with the Securities and Exchange Commission indicating their intention to act as a group for the purposes of controlling the company as discussed in the filing, by virtue of their aggregate beneficial ownership of both Class A common stock and high-vote Class B common stock, control more than 50% of the voting power of our outstanding common stock. As a “controlled company,” we are eligible for and have elected to take advantage of exemptions from the NASDAQ corporate governance requirements to avoid having compensation and nominating committees composed entirely of independent directors. At such time that the total number of outstanding shares of our high-vote Class B common stock constitutes less than 20% of the total number of all of our outstanding shares of Class A common stock and Class B common stock, the outstanding shares of Class B common stock will automatically convert on the next record date for a shareholder meeting on a share-for-share basis into shares of Class A common stock. If that were to occur, the Scott family members who comprise the group would no longer beneficially own shares constituting a majority of the voting power of our outstanding common stock and we would, by virtue thereof, no longer be a “controlled company” eligible to avail ourselves of these exemptions from the NASDAQ rules. Based on the number of shares of our common stock outstanding on January 31, 2021 as reported on the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission (the “Annual Report”), the Scott family members who have formed a group control more than 50% of the voting power of all of our outstanding shares of common stock.

Director Independence
The Board evaluates the independence of each director, including nominees for election to the Board, in accordance with applicable laws and regulations, the NASDAQ Marketplace Rules, and our Corporate Governance Guidelines. As a “controlled company” under the NASDAQ Marketplace Rules, we are exempt from the requirement to have a majority of independent directors on our Board. Nevertheless, our Corporate Governance Guidelines provide that a majority of our Board members meet the director independence standards under the NASDAQ Marketplace Rules. All members of our Audit Committee are also independent directors as defined in applicable laws and regulations.
The Board has determined that the following directors and director nominees are independent in accordance with such standards:

Stephen B. Bowman	Dana L. Crandall	Dennis L. Johnson	Patricia L. Moss
Alice S. Cho	David L. Jahnke	Ross E. Leckie	Joyce A. Phillips
The Board considers all relevant facts and circumstances in determining independence, including, among other things, making an affirmative determination that the director has no material relationship with the Company directly or as an officer, shareholder, or partner of an organization that has a material relationship with the Company. In its determination of independence, the Board considered that the Company conducts banking and credit transactions in the ordinary course of business with certain independent directors. See “Certain Relationships and Related Party Transactions” below. The Company employs, in non-executive roles, family members of certain directors. None of these transactions or relationships were deemed by the Board to impair the independence of any of these directors.
Separate Chair of the Board and Chief Executive Officer Roles
Our Board has chosen to separate the roles of Chair of the Board and Chief Executive Officer. Currently David L. Jahnke, an independent director, serves as Chair of the Board. We believe that separating the roles of Chief Executive Officer and Chair of the Board best serves the current needs of our Company and our shareholders. Our Chair manages the overall Board function, and his current responsibilities include presiding at meetings of the Board; establishing the agenda for each Board meeting in consultation with our Chief Executive Officer and other senior management as appropriate; helping to establish, coordinate, and review the criteria and methods for evaluating, at least annually, the effectiveness of the Board and its committees; and exercising such other powers and duties as set forth in our bylaws and as may from time to time be assigned to him by the Board. As an independent director, Mr. Jahnke also serves as a liaison between the Scott family and independent directors; and calls and presides over meetings of the independent directors no less than semi-annually and more often as appropriate. The separation allows the Chair to focus on management of Board matters and allows our Chief Executive Officer to focus on the general supervision, direction, and control of our business affairs, and ensure that all orders and resolutions of the Board are implemented. Additionally, we believe the separation of roles ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing our Chief Executive Officer’s performance.
Board Meetings and Attendance
Directors are expected to attend all meetings of the Board and each committee on which they serve, as well as our annual meeting of shareholders. In 2020, our Board, as then constituted, met 11 times, with each director who served for the entire year attending at least 75% of the total number of meetings of the Board. All our directors and director nominees who were expected to continue in that capacity for the Company after the annual meeting attended our 2020 annual meeting of shareholders.

Director Nomination, Selection, and Qualifications
The Governance and Nominating Committee is responsible for identifying and evaluating director nominees and recommending to the Board a slate of nominees for election at each annual meeting of shareholders. When formulating its recommendations for director nominees, the Governance and Nominating Committee considers recommendations offered by our Chief Executive Officer, our Board, our shareholders, and any outside advisors the Governance and Nominating Committee may retain. The Scott family periodically recommends Scott family members to the Governance and Nominating Committee for consideration as candidates for Board membership. All candidates for Board membership, including those recommended by the Scott family, are evaluated by the Governance and Nominating Committee on the basis of experience, financial acumen, professional and personal accomplishments, how the candidate contributes to the diversity of the Board, educational background, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties. The qualifications, attributes, and skills of each nominee, together with their business experience, led to the conclusion that each nominee is qualified to serve as a director of the Company.
The Scott family does not approve candidates for Board membership prior to their nomination by the Governance and Nominating Committee and there are no arrangements or understandings between any candidate and the Scott family that require disclosure pursuant to Item 401(a) of Regulation S-K.
We do not have a formal policy concerning shareholder recommendations of candidates for Board membership. The Board views that such a formal policy is not necessary given the procedures described above and our willingness to consider candidates recommended by shareholders. Shareholders may recommend candidates by writing to our Corporate Secretary at our headquarters, 401 N. 31st Street, Billings, Montana 59101, giving the candidate’s name, contact information, biographical data, and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. See “Shareholder Proposals” and “Shareholder Communications with the Board” contained herein.

Board Committees and Related Matters
The Board has six standing committees: Audit, Compensation, Executive, Governance and Nominating, Risk, and Technology. In addition to these committees, the Chair of the Board may from time to time designate and appoint, on a temporary basis, one or more directors to assist in the form of a limited or special assignment in the performance or discharge of any powers and duties of the Board or any committee thereof.
The Board makes committee and committee chair assignments annually at its meeting immediately following the annual meeting of shareholders, although further changes may be made thereafter from time to time as deemed appropriate by the Board. As a result, the full year 2020 committee membership and meeting information provided below includes information regarding the composition and activities of each of the committees and their members both before and after the annual meeting and other committee realignment determinations made by the Board, as well as individual director decisions made during the year. Each committee has a Board-approved charter, which is reviewed annually by the respective committee. Recommended changes, if any, are submitted to the Board for approval. Each committee may retain and compensate consultants or other advisors as provided by the committee charter and as necessary for it to carry out its duties. A copy of the charters for each standing committee can be found on the Company’s website at www.FIBK.com by selecting “Governance Documents.” The current membership of each committee, as well as information regarding those members’ attendance at committee meetings held while the director was a member of the committee, is provided below.

Current Committee Assignments

FIBK BOARD	COMMITTEE ASSIGNMENTS					
	AUDIT	COMPENSATION	EXECUTIVE	GOVERNANCE	RISK	TECHNOLOGY
David L. Jahnke, Chair			Chair	X		
Kevin P. Riley			X			
Stephen B. Bowman*						
Alice S. Cho	X				Risk Mgmt Expert	X
Dana L. Crandall		X			X	Chair
John M. Heyneman, Jr.			X	Chair		
Dennis L. Johnson	Financial Expert				Chair Risk Mgmt Expert	X
Ross E. Leckie	Chair Financial Expert		X		Risk Mgmt Expert	
Patricia L. Moss		Chair	X	X		
Joyce A. Phillips*						
James R. Scott		X	X	X		
James R. Scott, Jr.					X	X
Jonathan R. Scott		X				X

* Mr. Bowman and Ms. Phillips were appointed to the Board in February 2021, and will be appointed to serve on Board Committees following the 2021 Annual Meeting of Shareholders.

Audit Committee
Chair: Ross E. Leckie	Additional Members: Alice S. Cho and Dennis L. Johnson	Independence: Each member of the Audit Committee is independent under applicable law and NASDAQ Marketplace Rules
Meetings Held in 2020: 10
Audit Committee Financial Literacy and Expertise: Our Board has determined that Ross E. Leckie and Dennis L. Johnson qualify as “audit committee financial experts” as that term is defined in applicable law and each of the Audit Committee members have the requisite financial literacy and accounting or related financial-management expertise required generally of an Audit Committee member under the applicable standards of the SEC and NASDAQ. The Audit Committee represents and assists our Board in its oversight responsibility relating to the quality and integrity of the Company’s financial statements and related internal controls; internal and external audit independence, qualifications, and performance; and the processes for monitoring compliance with laws and regulations. The Audit Committee oversees the appointment, compensation, and retention of our independent registered public accounting firm, including the performance of permissible audit, audit-related, and non-audit services, and the associated fees. The Audit Committee is also responsible for establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting, reporting, internal control, or auditing matters as well as monitoring our compliance with ethics programs. Each serving committee member attended at least 75% of the meetings during the period of the director’s membership.

Compensation Committee
Chair: Patricia L. Moss	Additional Members: Dana L. Crandall, James R. Scott, and Jonathan R. Scott	Independence: Ms. Moss and Ms. Crandall are independent under applicable NASDAQ Marketplace Rules
Meeting Held in 2020: 8
The Compensation Committee has overall responsibility for reviewing and approving goals relevant to compensation for executive officers and evaluating the effectiveness of our compensation practices in achieving Company objectives, encouraging behaviors consistent with our values, and aligning performance objectives. The Compensation Committee evaluates the performance of our Chief Executive Officer, approves the compensation of our executive officers, recommends approval of the compensation of the Chief Executive Officer, and oversees succession planning for our executive officers. The Compensation Committee is also responsible for the Company’s equity and incentive compensation plans and operation of compensation programs affecting the Company’s employees generally. In addition, the Compensation Committee recommends compensation for Board members. Each serving committee member attended at least 75% of the meetings during the period of the director’s membership. All awards granted to the Company’s officers who are subject to Section 16 of the Exchange Act (“Section 16 Officers”) were approved by the Board's non-employee directors as that term is defined for purposes of Rule 16b-3 under the Exchange Act (collectively the “Outside Members”). The Compensation Committee has delegated authority to our Chief Executive Officer to make awards to employees who are not Section 16 Officers.
Compensation Consultant. The Compensation Committee has retained the services of Pearl Meyer & Partners (“Pearl Meyer”), a compensation consulting firm, to assist with its executive compensation review and to provide competitive market data. A consultant from Pearl Meyer generally attends the Compensation Committee meetings at which executive officer compensation is discussed and provides information, research, and analysis pertaining to executive compensation and updates on market trends as requested by the Compensation Committee. In connection with its engagement of Pearl Meyer, the Compensation Committee considered various factors bearing upon Pearl Meyer’s independence including, but not limited to, the amount of fees received by Pearl Meyer from the Company, Pearl Meyer’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Pearl Meyer’s independence. After reviewing these and other factors, the Compensation Committee determined that Pearl Meyer was independent and that its engagement did not present any conflicts of interest. Pearl Meyer does not provide executive compensation services to the Company. The Compensation Committee sets compensation levels based on the skills, experience, and achievements of each executive officer, considering market analysis and input provided by Pearl Meyer and the compensation recommendations of our Chief Executive Officer, except with respect to his own position. The Compensation Committee believes that input from both Pearl Meyer and our Chief Executive Officer provides useful information and perspective to assist the Compensation Committee in determining the appropriate compensation.

Compensation Committee Interlock and Insider Participation. Each of Dana L. Crandall, Patricia L. Moss, James R. Scott, and Jonathan R. Scott served on the Company's Compensation Committee in 2020. No members of the Compensation Committee who served during 2020 were officers or employees of the Company during the year, or were former officers of the Company, or had any relationship requiring disclosure under the caption "Certain Relationships and Related Party Transactions" included below in this proxy statement other than James R. Scott, who served as Chair of the Board from 2016 to 2020 and as Vice Chair in prior periods. No executive officer of the Company served on the compensation committee or board of directors of another company that had an executive officer who served on the Company's Compensation Committee or Board.

Executive Committee
Chair: David L. Jahnke	Additional Members: John M. Heyneman, Jr., Ross E. Leckie, Patricia L. Moss, Kevin P. Riley, and James R. Scott	Independence: Mr. Jahnke, Mr. Leckie, and Ms. Moss, are independent under applicable NASDAQ Marketplace Rules
Meetings Held in 2020: 4
The Executive Committee functions and acts on behalf of the Board between regularly scheduled board meetings, usually when time is critical, and assists the Board in carrying out its responsibility to monitor our capital management, strategic planning and budgeting, mergers and acquisitions, tax allocation, and management fees policies. Each serving committee member attended at least 75% of the meetings during the period of the director’s membership.

Governance and Nominating Committee
Chair: John M. Heyneman, Jr.*	Additional Members: David L. Jahnke, Patricia L. Moss, and James R. Scott	Independence: Mr. Jahnke and Ms. Moss are independent under applicable NASDAQ Marketplace Rules
Meetings Held in 2020: 6
*Mr. Heyneman was appointed Chair in February 2020.
The Governance and Nominating Committee has primary responsibility for oversight of the Company’s corporate governance needs and assists the Board with the process of identifying, evaluating, and nominating candidates for membership to our Board. In addition, the Governance and Nominating Committee evaluates the performance of our Chair and oversees the functions and needs of the Board and its committees, including overseeing the orientation and development of Board members, evaluating the effectiveness of the Board, each committee, and the respective performance of each Board member; evaluating services provided to and communications with shareholders; and reviewing and approving related party transactions. The Governance and Nominating Committee also assists the Board in providing primary oversight of the Company’s Environmental, Social, and Governance (ESG) or Community Responsibility program. The Governance and Nominating Committee also reviews each committee’s annual priorities. The objectives of all committees are discussed in a meeting of the Chair, of the Board and the committee chairs to increase the efficiency of the work of the Board and the committees. A subcommittee of independent directors of the Committee approves related-party transactions. Each serving committee member attended at least 75% of the meetings during the period of the director’s membership.

Risk Committee
Chair: Dennis L. Johnson	Additional Members: Alice S. Cho, Dana L. Crandall, Ross E. Leckie, and James R. Scott, Jr.	Independence: Mr. Johnson, Ms. Cho, Ms. Crandall, and Mr. Leckie are independent under applicable NASDAQ Marketplace Rules
Meetings Held in 2020: 5
The Risk Committee assists the Board in fulfilling its risk oversight responsibilities. Additionally, the Risk Committee oversees the Company’s enterprise-wide risk management program and corporate risk function, which include the strategies, policies, and systems established by senior management to identify, assess, measure, monitor, and manage the Company’s significant risks. The Risk Committee assesses whether management’s implementation of the program is capable of managing those risks consistent with the Company’s risk appetite, monitors whether the Company’s most significant enterprise-wide risk exposures are in alignment with the Company’s appetite for risk, and coordinates with and serves as a resource to the Board of Directors and other Board committees through facilitation of the understanding of enterprise-wide risk management processes and effectiveness. Each serving committee member attended at least 75% of the meetings during the period of the director’s membership.

Technology Committee
Chair: Dana L. Crandall	Additional Members: Alice S. Cho, Dennis L. Johnson, James R. Scott Jr., and Jonathan R. Scott	Independence: Ms. Cho, Ms. Crandall, and Mr. Johnson are independent under applicable NASDAQ Marketplace Rules
Meetings Held in 2020: 5
The Technology Committee assists the Board by providing oversight of our technology initiatives to allow the Company to meet its strategic objectives. The Technology Committee also assesses and monitors technology, information, and cybersecurity risks; monitors technology and industry trends; and evaluates management’s assessment of their effects on our strategy and their implications for long-range planning. Each serving committee member attended at least 75% of the meetings during the period of the director’s membership.

Board’s Role in Risk Oversight
It is the responsibility of the Chief Executive Officer to fulfill the Board’s expectation of a strong risk management culture throughout the organization. It is the responsibility of the Chief Risk Officer to ensure an appropriate risk management framework is implemented to identify, assess, and manage our exposure to risk. The Board and its committees play an important role in overseeing executive management’s performance of their responsibilities relating to risk management. In general, this oversight includes working with executive management to determine an appropriate risk management culture, monitoring the amounts and types of risk taken in executing our business strategy, and evaluating the effectiveness of risk management processes against the policies and procedures established to control those risks. We have adopted a risk management oversight structure designed to ensure that all significant risks are actively monitored by the entire Board or one of its committees. Furthermore, given the significance of the Bank’s operations to us, additional risk management oversight is provided by the Bank’s Board of Directors.
In most cases, our respective Board committees are responsible for the oversight of specific risks as outlined in each of their respective charters. For example, in addition to its oversight of all aspects of our annual independent audit and the preparation of our financial statements, the Audit Committee has been delegated responsibility for oversight of risks associated with our internal controls, reviewing and discussing processes in place to promote and monitor compliance with the Code of Conduct established by the Board, and overseeing responses to reports of examination. The Compensation Committee has been delegated responsibility for oversight of our compensation programs, including evaluating whether any of these programs contain features that promote excessive risk-taking by management and other employees, either individually or as a group. The Executive Committee oversees our capital positions and capital management activities to ensure compliance with applicable regulatory requirements and to ensure that our capital levels are a source of financial strength. The Governance and Nominating Committee has been delegated responsibility for establishing and reviewing the adequacy of our Code of Conduct; reviewing and approving related party transactions; developing criteria and qualifications for Board membership; considering, recommending, and recruiting candidates to fill new or vacant positions on the Board; primary oversight of our Environmental, Social, and Governance ("ESG") program; and ensuring an effective and efficient system of governance is in place. The Risk Committee further assists the Board in fulfilling its risk oversight responsibilities by monitoring whether our risk governance processes are adequate, our enterprise-wide risk monitoring activities are appropriate, and our enterprise-wide risk program is effective. The Risk Committee also provides oversight of compliance, credit, liquidity, and market risk. The Technology Committee has been delegated responsibility for oversight of technology, information, and cybersecurity risks. They also provide oversight regarding technology and industry trends that influence strategic impacts on business risks.
In addition to oversight of risk management by the Board and its committees, the Bank’s Board of Directors and its committees have the responsibility for overseeing management of the Bank’s lending activities, liquidity and capital position, asset quality, interest rate risk, and investment strategies. The chair of the Bank’s Board of Directors communicates relevant information with respect to these activities to the Company's full Board.
The Board’s committees carry out their responsibilities by requesting and obtaining reports and other information from management with respect to relevant risk areas. In addition to our committee structure, our entire Board periodically receives reports and information about key risks and enterprise risk management from the Chief Risk Officer.
Shareholder Communications with the Board
We have not, to date, developed a formal process for shareholder communications with the Board. We believe our current informal process, in which any communication sent to the Board either generally or in care of the Chief Executive Officer, Corporate Secretary, or other corporate officer or director is forwarded to all members of the Board, has adequately served the Board’s and the shareholders’ needs.
Environmental, Social, and Governance Oversight
The Governance and Nominating Committee of the Board has primary oversight of our efforts to be responsible stewards of the environment, to be a good corporate citizen in our communities, and to maintain strong governance practices. In addition, the Compensation Committee has oversight of various social efforts relating to that Committee’s responsibilities, such as employee benefits, employee engagement, and Company culture.
This oversight helps us focus better on how we impact our key stakeholders and communities, while also strengthening our business performance.

We are focused on responsible and sustainable growth and environmental, social, and governance leadership. Additional information concerning our environmental, social, and governance efforts can be found on the Company’s website at www.FIBK.com by selecting "Community Responsibility Report." The information contained on our website with respect to our environmental, social, and governance efforts and our Community Responsibility Report that can be reviewed there shall not be deemed to be a part of, or incorporated by reference in, this proxy statement for any purpose.
Financial Code of Ethics
Our Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or other persons performing similar functions are required to comply with our Financial Code of Ethics.
The purposes of the Financial Code of Ethics are as follows:
▪to deter wrongdoing and to promote, among other things, honest and ethical conduct;
▪to promote full, fair, accurate, timely, and understandable disclosure in SEC and public filings;
▪to promote compliance with applicable laws, rules, and regulations;
▪to facilitate prompt internal reporting of violations of the Financial Code of Ethics; and
▪to provide accountability for adherence to such code.
Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone hotline or the use of an internet-based reporting system. All concerns and complaints are reported to our Chief Audit Executive, General Counsel, Chief Risk Officer, and Financial Crimes Manager, among others. Investigations are monitored by the Chief Audit Executive who is responsible for reporting complaints to the Audit Committee. A current copy of our Financial Code of Ethics is incorporated by reference as Exhibit 14.1 to the Company’s Annual Report. There were no amendments to or waivers from compliance with our Financial Code of Ethics in 2020, and we intend to disclose any amendments to or waivers from our Financial Code of Ethics on our website at www.FIBK.com.
Corporate Governance Guidelines
Please visit our investor relations website at www.FIBK.com/govdocs for additional information on our corporate governance, including:
▪Our Corporate Governance Guidelines;
▪The charters approved by the Board for the Audit, Compensation, Executive, Governance and Nominating, Risk, and Technology Committees;
▪Our Code of Conduct; and
▪Our Insider Trading Policy.

Proposal Three
Ratification of Appointment of Independent Registered Public Accounting Firm
RSM US LLP was appointed by the Audit Committee of the Board as our independent registered public accounting firm for the year ending December 31, 2021. While the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, the Audit Committee has requested that the Board submit the selection of RSM US LLP to our shareholders for ratification as a matter of good corporate governance. No representatives of RSM US LLP are expected to be present at the annual meeting.
Neither the Audit Committee nor the Board are required to take any action as a result of the outcome of the vote on this proposal. If our shareholders do not ratify the selection of RSM US LLP as our independent registered public accounting firm, however, the Audit Committee will consider whether to retain RSM US LLP or to select another independent registered public accounting firm. Furthermore, even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interest of the Company and our shareholders.
Proxies solicited hereby will be voted for the proposal unless a vote against the proposal or an abstention is specifically indicated. If a quorum is present at the annual meeting, the affirmative vote of a majority of the voting power of the shares entitled to vote and present in person or represented by proxy at the annual meeting are needed to ratify the appointment of the independent registered public accounting firm. This means that the appointment of RSM US LLP as the independent registered public accounting firm for the Company will be ratified if more than 50% of the votes present in person or by proxy and entitled to vote at the annual meeting are cast by shareholders in favor of ratification.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee charter requires advance approval of all audit and non-audit services performed by the independent registered public accounting firm to assure that such services do not impair the auditor’s independence from the Company.  The Audit Committee may delegate the authority to pre-approve services to the Audit Committee chair or any two other members of the Audit Committee, subject to ratification by the Audit Committee at its next committee meeting. In 2019 and 2020, all of the fees paid to our independent auditor were approved in advance by the Audit Committee.
Principal Accounting Fees and Services
RSM US LLP has been the Company’s independent registered public accounting firm since 2004. RSM US LLP was paid the following fees for services performed during the fiscal years ended December 31, 2020 and 2019:

	2020	2019
Audit fees (1)	$1,005,000	$1,077,000
Audit-related fees (2)	75,000	—
Tax fees	—	—
All other fees	—	—

(1)	Audit fees consist of fees for the audit of the financial statements included in our Annual Report and reviews of the Quarterly Reports on Form 10-Q, including procedures related to acquisitions.
(2)	Audit-related fees for 2020 consist of fees for review of our registration statement on Form S-3 filed with the SEC on March 16, 2020 in addition to the issuance of Comfort Letters and Consents in conjunction with the May 2020 subordinated debt offering.
Audit Committee Report
The Audit Committee of the Board of Directors is currently composed of three independent directors and operates under a charter approved by the Board of Directors. The SEC and the NASDAQ exchange have established standards relating to Audit Committee membership and functions. With regard to such membership standards, the Board has determined that Ross E. Leckie and Dennis L. Johnson meet the requirements of an “audit committee financial expert” as defined by the SEC and each of the Audit Committee members have the requisite financial literacy and accounting or related financial management expertise required generally of an Audit Committee member under the applicable standards of the SEC and NASDAQ.
The primary duties and responsibilities of the Audit Committee are to monitor: (i) the quality and integrity of the financial statements and related internal controls; (ii) the internal audit and independent registered public accounting firm’s qualifications and independence; (iii) the performance of the Company’s internal audit function and independent auditors; and (iv) compliance by the Company with legal and regulatory requirements. While the Audit Committee has the duties and responsibilities set forth above and those set forth in its charter: management is responsible for the internal controls and the financial reporting process; the Company’s internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Chief Audit Executive, who is accountable to the Audit Committee; and the independent registered public accounting firm is responsible for performing an integrated audit of our financial statements and of the effectiveness of our internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon.
The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Audit Committee also relies on the opinions of the independent auditors on the consolidated financial statements and on the effectiveness of internal control over financial reporting. The Audit Committee’s oversight does not provide assurance that management’s and the auditor’s opinions and representations are correct.
In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management, the independent registered public accounting firm and internal audit, and has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020 with management and the independent registered public accounting firm. The Audit Committee’s review of and discussions about the financial statements included discussions about the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed with the independent auditors all matters required to be discussed by the applicable standards issued by the PCAOB and has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence and any relationships that might have an impact on their objectivity and independence and reviewed and approved the amount of fees paid for audit and audit-related services.
Based upon a review of the reports and discussions with management, the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the Report of Independent Registered Public Accounting Firm, subject to the limitations on its role and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. RSM US LLP (RSM) has been retained as the Company’s independent registered public accounting firm continuously since they were appointed in fiscal year 2004. In determining whether to reappoint RSM, the Audit Committee takes into consideration various factors, including: the historical and recent performance of RSM on the audit; its professional qualifications; the quality of ongoing discussions with RSM; external data, including recent PCAOB reports on RSM; the appropriateness of fees and RSM’s tenure, including the benefits of that tenure, and the controls and processes in place (such as rotation of key partners every five years) that help ensure RSM’s continued independence in the face of such tenure. As part of the normal rotation, a new lead partner was selected for 2019. The process for selection of the new lead engagement partner included meetings between the candidates for that role and senior management and the Chair of the Audit Committee, as well as discussion with the full Audit Committee. The Audit Committee has selected RSM to be the Company’s independent registered public accounting firm for fiscal year 2021.
Submitted by the Audit Committee of the Board of Directors:

Ross E. Leckie (Chair)	Alice S. Cho	Dennis L. Johnson
The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Proposal Four
Adoption of Non-Binding Advisory Resolution on Executive Compensation
Section 14A of the Exchange Act provides shareholders an opportunity to cast a non-binding advisory vote to approve the compensation of the “Named Executive Officers” or “NEOs” identified in the Summary Compensation Table included on page 45 of this document.
The Company’s general compensation philosophy is that executive compensation should align with shareholders’ interests without encouraging excessive risk taking. First Interstate's executive compensation programs, which are described in greater detail in the Compensation Discussion and Analysis portion of this document beginning on page 35, are designed to attract and retain qualified executive officers and establish an appropriate relationship between executive pay and First Interstate’s annual financial performance and long-term growth objectives. Long-term executive compensation, through awards of restricted First Interstate Class A common stock containing time- and performance-based vesting provisions, encourages growth in executive stock ownership and helps drive performance that rewards both executives and shareholders.
The advisory vote on this resolution is not intended to address any specific element of executive compensation; rather, the advisory vote relates to the compensation of the Company’s Named Executive Officers as disclosed in this document in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the "SEC"). The vote is advisory only, which means that it is not binding on the Company, its Board, or the Compensation Committee of the Board. The Company’s Board and its Compensation Committee value the opinions of shareholders and therefore will take into account the outcome of the vote when considering future executive compensation arrangements.
Accordingly, the shareholders are requested to vote on the following resolution at the Company’s annual meeting of shareholders:
RESOLVED, that the First Interstate shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this document pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis portion of this document, the Summary Compensation Table included in this document, and the other related tables and disclosures included in this document.
Proxies solicited hereby will be voted for the proposal unless a vote against the proposal or abstention or non-vote is specifically indicated. If a quorum is present at the annual meeting, we will consider the non-binding, advisory approval of the compensation paid to our Named Executive Officers to have occurred if the vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on this matter is voted for the resolution. This means that the approval will be obtained if more than 50% of the votes present in person or by proxy at the annual meeting are cast by shareholders “for” this proposal.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2021 for (i) each of our directors and director nominees, (ii) each of the executive officers named in the summary compensation table, (iii) all directors and executive officers as a group, and (iv) beneficial owners of more than 5% of a class of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us or disclosed in filings made with the SEC, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Percentage of shares beneficially owned as of March 26, 2021 is based on 41,581,682 shares of Class A common stock and 20,648,913 shares of Class B common stock outstanding. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of each class of common stock subject to options held by that person that were exercisable on or within 60 days of March 26, 2021 to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. In computing the number of shares of Class A common stock beneficially owned by a person and the percentage of Class A common stock ownership of that person, we assumed the conversion of any Class B common stock beneficially owned by such person into Class A common stock on a share-for-share basis. We did not deem these shares converted, however, for the purpose of computing the percentage ownership of any other person.
Descendants of Homer Scott, Sr., our founder, and a partnership controlled by one of them, who own collectively and in the aggregate approximately 28% of our outstanding Class A common stock (on an as-converted basis) and over 50% of the voting power of our outstanding common stock, are members of a “group,” as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This group is composed of Risa K. Scott; Jeremy P. Scott; NBar5, Limited Partnership (“NBar5”), which is an entity controlled by Jeremy P. Scott; James R. Scott; John M. Heyneman, Jr.; Julie Scott Rose; Homer A. Scott, Jr.; Susan S. Heyneman; James R. Scott, Jr.; and Jonathan R. Scott.
Unless otherwise noted below, the address for each director, director nominee, Named Executive Officer, and beneficial owner of more than 5% of a class of our common stock listed in the table below is: c/o First Interstate BancSystem, Inc., 401 North 31st Street, Billings, Montana 59101.

Beneficial Ownership Table
	Class A Common Stock		Class B Common Stock
	Beneficially Owned		Beneficially Owned
Name of Beneficial Owner	Number	Percent	Number	Percent

Directors and nominees for director
James R. Scott (1)	4,414,513	9.6	4,345,727	21.0
John M. Heyneman, Jr.(2)	1,589,703	3.7	1,584,057	7.7
Jonathan R. Scott (3)	543,510	1.3	540,996	2.6
Kevin P. Riley	170,490	*	—	*
James R. Scott, Jr.	154,596	*	149,137	*
David L. Jahnke	15,179	*	—	*
Patricia L. Moss (4)	11,074	*	—	*
Ross E. Leckie	2,721	*	—	*
Dana L. Crandall	8,544	*	—	*
Dennis L. Johnson	5,103	*	—	*
Alice S. Cho	1,440	*	—	*
Stephen B. Bowman	357	*	—	*
Joyce A. Phillips	247	*	—	*

Named Executive Officers who are not directors
Marcy D. Mutch (5)	48,378	*	—	*
Jodi Delahunt Hubbell	31,025	*	—	*
Russell A. Lee	16,963	*	—	*
Renee L. Newman (6)	3,755	*	—	*

All executive officers and directors as a group (19 persons)	7,063,648	14.7	6,619,917	32.1

5% or greater security holders
Scott Family FIBK Shareholder Group (7)	15,909,995	28.0	15,246,346	73.8
First Interstate Bank (8)	4,253,893	9.4	3,692,920	17.9
Jeremy Scott (9)	3,430,132	7.6	3,430,132	16.6
NBar5	3,416,108	7.6	3,416,108	16.5
The Vanguard Group, Inc. (10)	3,528,602	8.5	—	*
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(11)	4,340,772	10.4	—	*
55 East 52nd Street
New York, NY 10055
Macquarie Group, Limited (12)	2,975,745	7.2	—	*
50 Martin Place
Sydney, NSW 2000 C3 2000

* Less than 1% of the class of common stock outstanding.

(1)Includes sole voting and dispositive power over 2,006,712 shares of Class B common stock held beneficially as co-trustee of the James R. Scott Revocable Trust, 1,901,036 shares of Class B common stock owned beneficially as managing partner of J.S. Investments Limited Partnership, with respect to which Mr. Scott acts as the managing general partner, 73,002 Class B shares owned beneficially as conservator for a Scott family member custodial account, 17,764 shares of Class A common stock owned beneficially through Mr. Scott’s 401(k) plan account pursuant to the Savings and Profit Sharing Plan of First Interstate BancSystem, Inc. (the “profit sharing plan”), and 14,437 shares of Class A common stock held beneficially through a brokerage account for the benefit of a trust with respect to which Mr. Scott is trustee and a beneficiary. Includes shared voting and dispositive power over 35,240 shares of Class B common stock owned beneficially as president of the James R. and Christine M. Scott Family Foundation, 7,096 shares of Class B common stock held beneficially as co-trustee of a trust for a Scott family member, and 322,641 shares of Class B common stock and 27,598 shares of Class A common stock held beneficially as a board member of Foundation for Community Vitality, a non-profit organization. Mr. Scott has caused the James R. Scott Revocable Trust to pledge as collateral security for a loan from Western Security Bank 395,000 shares of Class B common stock.
(2)Includes sole voting and dispositive power over 1,085,792 shares of Class B common stock owned beneficially as managing general partner of Towanda Investments, Limited Partnership, and 139,921 shares of Class B common stock held beneficially as trustee of the John Heyneman Jr. Revocable Trust. Mr. Heyneman disclaims beneficial ownership of the shares owned by Towanda Investments, Limited Partnership, except to the extent of his pecuniary interest therein, and the several trusts. Also includes shared voting and dispositive power over 343,344 shares of Class B common stock held beneficially as co-trustee for four separate trusts established for the benefit of Scott family members.
(3)Includes sole voting and dispositive power over 540,731 shares of Class B common stock held beneficially as trustee of the Jonathan R. Scott Trust. Mr. Scott has caused the Jonathan R. Scott Trust to pledge as collateral security for a loan from Western Security Bank 380,000 shares of Class B common stock.
(4)Includes 380 shares of Class A common stock owned through our profit sharing plan.
(5)Includes 164 shares of Class A common stock owned through our profit sharing plan.
(6)Ms. Newman's employment with the Company ended on March 16, 2021.
(7)The Scott Family FIBK Shareholder Group is composed of Risa K. Scott; NBar5; James R. Scott; John M. Heyneman; Jr., Julie Scott Rose; Homer A. Scott, Jr.; Susan S. Heyneman; James R. Scott, Jr.; Jonathan R. Scott; and Jeremy P. Scott. The shares beneficially owned by the Scott Family FIBK Shareholder Group collectively represents 53.1% of the voting power of the outstanding common stock.
(8)Includes shared voting and dispositive power over 498,180 shares of Class A common stock that may be deemed to be beneficially owned as trustee of our profit sharing plan, and 7,096 shares of Class B common stock held as trustee for a Scott family member. Includes shared dispositive power but no voting power over 14,987 shares of Class A common stock and 2,770,519 shares of Class B common stock held as trustee for six Scott family members. Includes sole dispositive power over 472,185 shares of common stock held as trustee for eighteen Scott family members, with respect to 113,310 shares of Class B common stock of which there is sole voting power, and with respect to 9,547 shares of Class A common stock and 346,598 shares of Class B common stock of which there is no voting power. Also includes shared voting power and no dispositive power over 11,110 shares of Class A common stock and 80,631 shares of Class B common stock held as trustee for two Scott family members.
(9)Includes 3,416,108 shares of Class B common stock held by NBar5, over which Mr. Scott has sole voting and dispositive power as its managing general partner. Mr. Scott disclaims beneficial ownership of the shares owned by NBar5, except to the extent of his pecuniary interest therein.
(10)Based solely on an amendment to Schedule 13G filed with the SEC on February 10, 2021, includes (1) 39,460 shares of Class A common stock with respect to which the reporting person has shared voting power, (2) 3,455,948 shares of Class A common stock with respect to which the reporting person has sole dispositive power, and (3) 72,654 shares of Class A common stock with respect to which the reporting person has shared dispositive power. The reporting person reports sole voting power over zero shares of Class A common stock.
(11)Based solely on an amendment to Schedule 13G filed with the SEC on March 10, 2021, the reporting person reports sole voting power over 4,106,147 shares of Class A common stock and sole dispositive power over 4,340,772 shares of Class A common stock.
(12)Based solely on an amendment to Schedule 13G filed with the SEC on February 12, 2021, includes 2,961,811 shares of Class A common stock over which Macquarie Investment Management Business Trust, the reporting person’s wholly owned subsidiary, reports sole voting and dispositive power. The principal business address of Macquarie Investment Management Business Trust is reported as 2005 Market Street, Philadelphia, PA 19103.

Compensation Discussion and Analysis
The compensation discussion and analysis (“CD&A”) describes our executive compensation program for the following 2020 Named Executive Officers:
•Kevin P. Riley, President and Chief Executive Officer
•Marcy D. Mutch, Executive Vice President and Chief Financial Officer
•Jodi Delahunt Hubbell, Executive Vice President and Chief Operating Officer
•Russell A. Lee, Executive Vice President and Chief Banking Officer
•Renee L. Newman, former Executive Vice President and Chief Strategy Officer
2020 Performance Highlights
2020 resulted in another year of strong financial performance in spite of the challenging environment. We had net income of $161.2 million, or $2.53 per common share. Net income was lower than 2019 recorded levels mainly as a result of a higher provision expense required under Current Expected Credit Loss (CECL) accounting methodologies and the related impact of the pandemic. On a pre-tax, pre-provision basis, income was 6.9% higher than our comparable 2019 recorded earnings. During 2020, we increased quarterly dividends 9.7% in the first quarter and 11.8% in the fourth quarter, in addition to paying a special dividend of $0.60 in the second quarter. Confident in our outlook, we also announced a 7.9% increase in dividends in the first quarter of 2021, which equates to an annualized yield of 4.32% based on the $37.95 per share average closing price of our common stock during the fourth quarter of 2020.
Like other institutions, the global pandemic required us to pivot to ensure we were responsive to the needs of our clients and our communities. Our foresight in fortifying our technological infrastructure proved critical, allowing us to provide our clients and non-clients access to $1.2 billion of Paycheck Protection Program (“PPP”) loans in a timely manner, providing them liquidity during an unprecedented time. As a result of this and our clients’ confidence in our ability to protect their money, our deposits grew organically a record 21.9% during 2020. Our previous investments in technology also provided our clients with a safe, secure digital channel through which they could interact with us, resulting in a nearly 36% year-over-year increase in digital adoption in the first quarter alone.
In 2020 we had 95% of our employees participate in our annual employee engagement survey, which reported an increase in employee engagement. In response to COVID-19 we made critical adjustments, allowing 68% of our workforce to work remotely and ensuring they had adequate resources to do their jobs. We made adjustments to address the personal needs and circumstance of our employees, instituting special condition time off, which provided employees with continued pay-without counting against vacation and sick leave-to care for themselves, children unable to attend school or without daycare assistance, or loved ones sick with COVID-19. We also provided personal protective equipment as well as temperature screenings, increased facilities cleanings, and workplace hygiene guidance.
In addition to shifts required to take care of our employees and our clients, we remained focused on our long-term strategic goals to improve our technology, focusing on improving our digital offerings for mortgage and consumer and business credit cards. Our success with the PPP loan program moved us forward in our efforts to institute a digital small business lending platform that will allow our clients to interact with us at their convenience and provide them with faster access to funds.
Our philosophy in how we manage our Company is driven by our focus on the long-term, sustainable success of our people, our clients, our communities and ultimately our shareholders. The following graphs provide information demonstrating the commitment to our long-term financial success.

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Compensation of Executive Officers
Our executive compensation program is aligned with our business strategy and is designed to maximize long-term shareholder value.

Elements of Total Compensation
We have three primary elements of compensation: base salary, annual short-term cash incentive, and long-term equity award incentive.

Average Named Executive Officer Target Compensation Mix as of December 31, 2020

40%
Base
35%
LTI
25%
STI

Base Salary

- Competitive fixed base cash compensation
- Amount based on individual factors such as scope of responsibility, experience, and strategic impact
- 40% of target total direct compensation

Annual Short-Term Incentive (STI) Cash Award

- Awarded based on individual and Company performance
- Awards not guaranteed
- Awards aligned with Company financial and strategic growth objectives
- Awards established at threshold, target, and maximum values
- 25% of target total direct compensation

Long-Term Incentive (LTI) Performance-Based Restricted Stock (PSA) and Time-Based Restricted Stock (RSA)

- Emphasis on long-term Company performance compared to peers
- Objective is to retain top talent and align interests of management and our shareholders
- 35% of target total direct compensation

To promote a culture that aligns management's interests with those of our shareholders, our 2020 executive compensation program focused on an appropriate mix of fixed and variable compensation as illustrated in the charts below.

Factors Considered in Determining Executive Compensation
Compensation Committee Oversight
The Compensation Committee approves our compensation structure, policy, and programs to ensure we have in place appropriate incentives and employee benefits. Outside members of the Compensation Committee (those members who meet the definition of a non-employee director, as that term is defined for purposes of Rule 16b-3 under the Exchange Act, have reviewed and recommended the salary, short-term incentives, and long-term equity incentives awarded to our Chief Executive Officer for approval by the Board. Additionally, they have approved all executive officers’ compensation, and the total dollar value of equity awards for all other officers, taking into consideration non-binding recommendations from non-Outside Members, market analysis, input by the Compensation Committee’s independent compensation consultant, and the recommendations of our Chief Executive Officer.

Role of Compensation Consultants/Peer Group Market Analysis
We use comparative executive officer compensation data publicly disclosed by a peer group of public companies to evaluate the competitiveness of our executive officer compensation and to stay abreast of market trends. The Compensation Committee engaged the services of a compensation consulting firm, Pearl Meyer, to assist with our executive compensation review and to provide competitive market data for the purpose of informing 2020 compensation decisions. Pearl Meyer performed a comprehensive review of our executive compensation in 2019 by obtaining proxy data based on a peer group approved by the Compensation Committee, which includes commercial banks or bank holding companies, as applicable, traded on major national securities exchanges with total assets between 50% and 200% of our December 31, 2019 total assets, and with geographic and operational and business model characteristics similar to ours. The peer group approved by the Compensation Committee, which was selected in collaboration with Pearl Meyer, was composed of the following (the “2020 Peers”):

Atlantic Union Bankshares Corp	International Bancshares Corporation
BancorpSouth, Inc.	Old National Bancorp
Banner Corporation	Renasant Corporation
Columbia Banking System, Inc.	Simmons First National Corporation
First Financial Bancorp	South State Corporation
First Midwest Bancorp, Inc.	Trustmark Corporation
Fulton Financial Corporation	United Bankshares, Inc.
Glacier Bancorp, Inc.	United Community Banks, Inc.
Great Western Bancorp, Inc.	Washington Federal, Inc.
Heartland Financial USA Inc.	WesBanco, Inc.

Analysis of Executive Officer Compensation
Base Salaries
The Board approved the 2020 base salary of Mr. Riley, our current Chief Executive Officer, and the Compensation Committee approved the 2020 compensation of other executive officers, including the Named Executive Officers, as recommended by our Chief Executive Officer. Increases to base salaries for our executive officers who were also Named Executive Officers in 2019 ranged from 0% to 10% in 2020. Increases to base salaries for all executive officers from prior years were based on the Compensation Committee’s review of market data from our peer group defined above, as well as the results achieved by each executive officer, his or her future potential, scope of responsibilities, and experience.

The following table shows the 2020 base salary of each Named Executive Officer, including Ms. Newman, whose employment was terminated in 2021.

Officer	12/31/2020 Base Salary ($)	% Increase	12/31/2019 Base Salary ($)	% Increase	12/31/2018 Base Salary ($)
Kevin P. Riley	$829,500	5.0%	$790,000	5.0%	$752,580
Marcy D. Mutch	445,000	7.2	415,000	7.8	385,000
Jodi Delahunt Hubbell	424,875	10.0	386,250	3.0	375,000
Renee L. Newman*	375,000		—	—	—
Russell A. Lee*	360,000		—	—	—
* Renee L. Newman and Russell A. Lee were not NEOs in the prior years.
Short-Term Incentives
Consistent with the overall compensation philosophy of linking incentive awards to Company-wide and individual performance, our executive officers are eligible for annual performance-based, short-term cash incentives.

The Compensation Committee recommends, and the Board of Directors approves, financial metrics that are considered in awarding short-term incentives. Our employees’ opportunity for the short-term incentive awards is based on a percentage of eligible employees' base salary. The award opportunities are established at threshold, target, and maximum levels. The funding percentage between each level is interpolated on a linear basis, with the funding percentage to be 0% for all performance below the threshold level. The maximum payout opportunity is capped at 150% of the target percentage. The performance goals for the Named Executive Officers are established in the first quarter of each year.

The 2020 short-term incentive plan for the Named Executive Officers was based primarily on two metrics related to our 2020 financial performance. 60% of the Short-term Incentive Plan opportunity was based on earnings per share (EPS), adjusted for impacts related to the new accounting standard related to the CECL methodology ("Adjusted EPS"), and 40% was based on the efficiency ratio, adjusted for impacts related to OREO expense/income and investment security gain/loss (“Adjusted Efficiency Ratio”). The incentive plan opportunity also included two subjective modifiers of +/- 5% each, 1) Net Promoter Score, emphasizing the client experience, and 2) credit quality trending to peers, reflecting our focus on the quality of our loan portfolio.

The target Adjusted EPS performance goal was established at $2.89, with a threshold requirement of $2.60, and a requirement of $3.18 for maximum payout. The target Adjusted Efficiency Ratio goal was established at 57.98%, with a threshold ratio of 59.98% and maximum payout rate for a ratio at or below 55.98%. These metrics were aligned with the 2020 operating objectives of the Company’s business. A reconciliation of Adjusted EPS, a non-GAAP financial measure, to EPS, its most directly comparable GAAP financial measure, is provided below under the caption “Reconciliation of Adjusted EPS and Adjusted Efficiency Ratio.

When considering the implementation of CECL, the Committee determined it was not reasonably possible to accurately estimate the impact of the new accounting standard on the 2020 performance metrics at the time the short-term incentive plan goals were established, and concluded that adjustments to the EPS goals were appropriate to accommodate for credit provision requirements that varied significantly from budgeted levels.
As a result, the Adjusted EPS target in the Plan provided for a provision expense of $17 million which was determined based on expected loan growth and the level of net charge-offs. Any provision expense exceeding this pre-determined amount plus $1 million was added back to earnings on an after-tax basis to determine EPS for purposes of meeting the target EPS levels defined in the plan. The Committee believed, and the Board concurred, that this methodology still demonstrated a direct link between the Company’s goals, the outcomes achieved, and payouts awarded to its employees. Two subjective modifiers were evaluated in determining the STI award: credit quality trending to peers and Net Promoter Score (NPS). Each modifier could adjust +/- STI by up to 5%. The Committee reviewed the Company’s credit quality metrics compared to peers, including Criticized Loans/Total Loans, Classified Loans/Total Loans, and Non-Performing Assets/Total Loans, and determined the Company met the criteria to apply a 5% subjective modifier to increase the STI calculated performance award. NPS was also evaluated by the Committee and no additional subjective modifier was provided. Varying short-term incentive award percentages reflect the recommendations made by the CEO and approved by the Compensation Committee. It is the Company’s belief that an executive officer’s scope of work, responsibilities, and performance should all be considered when awarding incentives. Varying short-term incentive award percentages reflect the Compensation Committee’s belief that an executive officer’s scope of work, responsibilities, and performance should all be considered when awarding incentives.

Reconciliation of Adjusted EPS and Adjusted Efficiency Ratio
Adjusted EPS and Adjusted Efficiency Ratio are financial measures that are not presented in accordance with GAAP and are included herein because the Compensation Committee and the Board utilize such terms in connection with determining management’s performance under our short-term incentive plan. A reconciliation of such measures to their most directly comparable GAAP financial measures is calculated and presented below as follows:

(In millions, except % and per share data)	As of December 31, 2020
Adjusted EPS	Provision Adjustment	EPS
Net income and EPS	$161.20	$2.53
Provision for credit loss, under CECL	56.9
Less: Planned provision for credit loss, prior to CECL adoption	17.0
Less: Adjustment per STI Plan	1.0
Adjusted provision for credit loss	38.9
Less tax effect (23%)	8.9
Total Adjustment related to CECL	30.0
Weighted average common shares outstanding for diluted earnings per common share computation	63,729,470
Adjusted Net Income and EPS	$191.2	$3.00

Adjusted Efficiency Ratio
Non-interest expense	$387.5
Non-interest income	156.7
Net interest income	497.0
Core deposit intangibles amortization	$10.9
Efficiency ratio(1)		57.61%
OREO income	$(0.5)
Investment security gains	0.3
Adjusted Efficiency Ratio(2)		57.64%
(1) The Company utilizes the FDIC definition as our reported efficiency ratio as non-interest expense less amortization of intangible assets as a percent of net interest income plus non-interest income.
(2) Adjusted Efficiency Ratio is calculated utilizing the FDIC definition above and excludes OREO income and investment security gains from non-interest expense.
Short-term incentive Corporate goals and performance outcomes under the Plan (prior to adjustment for assessment of individual performance) were as follows:

		Performance Goals
Performance Measure	Weight	Minimum 50% of Target	Target Performance	Maximum 150% of Target	Adjusted EPS/ Adjusted Efficiency Ratio	Actual Performance, As Adjusted
Adjusted Earnings Per Share*	60%	$2.60	$2.89	$3.18	$3.00	71.42%
Adjusted Efficiency Ratio*	40%	59.98%	57.98%	55.98%	57.64%	43.40
Payout Ratio Before Modifier						114.00
Modifier - Credit Quality Trending Relative to 2020 Peers (payout ratio x 105%)						120.56
*See reconciliation to most directly comparable GAAP financial measures in the table above.
Short-term incentives payouts for the Named Executive Officers ranged from 107% to 133% of target opportunity in 2020.

The following table shows the 2020 short-term incentive payouts for each Named Executive Officer.

		Performance Goals		Actual
Officer	12/31/2020 Base Salary ($)	Target % of Base Salary	2020 Target Value	Actual % of Target Value	2020 Actual Total Payout Value	Weighted Average Payout %
Kevin P. Riley	$829,500	80%	$663,600	120.56	$800,036
Marcy D. Mutch	445,000	60%	267,000	125.47	335,000
Jodi Delahunt Hubbell	424,875	60%	254,925	120.82	308,000
Renee L. Newman	375,000	50%	187,500	106.67	200,000
Russell A. Lee	360,000	50%	180,000	133.33	240,000
Total	$2,434,375		$1,553,025		$1,883,036	121.25%
Long-Term Incentives
We believe long-term equity incentive compensation encourages employees to focus on our long-term performance. Long-term incentives in the form of equity compensation also provide an opportunity for executive officers and senior leadership to increase their equity ownership in the Company, further aligning their interests with those of our shareholders.
Under the Company's 2015 Equity Incentive Plan, the Compensation Committee (or a subcommittee thereof) approves equity awards to certain officers, including the Named Executive Officers, and directors. Awards are granted to enhance our ability to attract, retain, and motivate employees by providing them with both equity ownership opportunities and performance-based incentives intended to align their interests with those of our shareholders. The Compensation Committee has delegated authority to the Company’s Chief Executive Officer, subject to certain terms and limitations as established by the Committee, to make awards to employees who are not Section 16 officers. For additional information regarding our equity compensation plans, see “Equity Compensation Plans.”
2020 Long-Term Incentives Awarded
In 2020, long-term incentives awarded to the Named Executive Officers included a mix of performance (60% of the award) and time (40% of the award) restricted stock awards. Our Chief Executive Officer’s long-term incentive award is equal to approximately 110% of his base salary, and the remaining Named Executive Officers’ long-term incentive awards range from 50-80% of their base salaries. All awards under our equity compensation plan are based on the closing price of the underlying common stock as quoted on NASDAQ Stock Market for the last market trading day prior to the date of the award.
Time restricted equity awards have a three-year graded vesting period. Performance restricted equity awards vest in varying percentages based upon the Company’s performance relative to that of the group comprising the 2020 Peers.
The 2020 performance-based awards vest in percentages ranging from 0% to 200% of target, based on the Company’s three-year return on average equity (weighted at 50%) and the three-year total shareholder return (weighted at 50%) as compared to the 2020 Peers (the "percentile ranking"). The measurement period for 2020 performance awards is from January 1, 2020 to December 31, 2022. The performance awards granted in 2020 will vest on March 15, 2023.
2020 performance awards will vest based upon the following scale, interpolated on a linear basis between vesting tiers.

Percentile Ranking	Award Range
Below 35th percentile	0%
35th percentile (linear interpolation)	50%
50th percentile (linear interpolation)	100%
90th percentile	200%

2018 Long-Term Incentive Performance Results
Performance restricted awards granted to executive officers in 2018 vested on March 15, 2021. The measurement period for the performance restricted awards was from January 1, 2018 through December 31, 2020. The awards vested based upon the Company’s performance relative to a peer group composed of all commercial banks or bank holding companies, as applicable, traded on a major exchange with total assets between 50% and 200% of our December 31, 2017 total assets, and were based on our three-year return on average equity, and the three-year total shareholder return.

The performance results were as follows:

Goal	Percentile Rank	Unweighted % of Target Award	Goal Weight	Vesting %
Return on equity	51.30%	78.25%	50%	39.13%
Total shareholder return	88.70%	150.00%	50%	75.00%
Total			100%	114.13%
Comprehensive Benefits Package
We provide a competitive benefits package to all full-time employees, including the Named Executive Officers, that includes health and welfare benefits such as medical, dental, vision care, disability insurance, life insurance benefits, and a 401(k) savings plan.
We provide a non-qualified deferred compensation plan under which eligible participants, including our Named Executive Officers, may defer a portion of their base salary, short-term incentives and, if applicable, supplemental executive retirement plan contributions, subject to maximums as set forth by the plan administrator.
We have obtained life insurance policies covering selected officers of our banking subsidiary, First Interstate Bank, including certain of our Named Executive Officers. Under these policies, we receive benefits payable upon death of the insured. An endorsement split dollar agreement or survivor income benefit agreement has been executed with each of the insureds whereby a portion of the death benefit or a lump-sum survivor benefit is payable to the insured’s designated beneficiary if the participant is employed by us at the time of death.
Perquisites
Perquisites offered to the Named Executive Officers may include payment of the following: social club dues, use of a Company automobile, and use of an airplane that is owned by the Company.
Severance and Change-in-Control Benefits
We provide severance pay and other benefits to executive officers, including the Named Executive Officers, who have their employment terminated, including through involuntary termination by us without cause and, in some cases, voluntary termination of the executive for good reason. These arrangements provide security of transition income and benefit replacements that allow such executives to focus on our prospective business priorities that create value for shareholders. We believe the level of severance and benefits provided by these arrangements is consistent with the practices of our peers and are necessary to attract and retain key employees. Potential payments and benefits available under these arrangements are discussed further under “Potential Payments upon Termination or Change of Control.”
Other Matters
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows an income tax deduction to public companies for annual compensation in excess of $1 million paid to the chief executive officer, the chief financial officer, and the three other most highly compensated Named Executive Officers for the taxable year. For periods prior to 2018, compensation that qualified as “performance-based” or satisfied another exception was excluded for purposes of calculating the amount of compensation subject to the $1 million limit. For taxable years beginning after December 31, 2017, however, the exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, such that compensation paid to our Named Executive Officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 for performance-based compensation. The Compensation Committee considers tax and accounting consequences in developing and implementing our executive compensation program and believes that compensation paid under our management incentive plans in taxable years prior to 2018 is generally fully deductible for federal income tax purposes. Deductibility of awards will likely continue as one factor in determining executive compensation, but the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.
Securities Trading Policy
Our insider trading policy prohibits our directors and Section 16 officers from trading in our securities during certain designated blackout periods, during any time in which they are aware of material non-public information, and from engaging in hedging transactions or short-sales and trading in puts and calls with respect to our securities. The policy also cautions against holding our securities in a margin account or pledging our securities as collateral for a loan.

Clawback Provisions
Our Board has approved a clawback policy for all Section 16 officers, including the Named Executive Officers. The clawback policy authorizes the Board to recoup all performance-based compensation paid during the years affected by a financial statement restatement or executive misconduct. The Board may also direct the Company to cancel any equity-based awards granted to the executives during the applicable time period and recoup any gains realized during the time period with respect to equity-based awards.
Equity Ownership Guidelines
In order to further align management's interests with the interests of the Company, our Board, based upon the recommendation of the Compensation Committee, approved an equity ownership guideline policy. The Board has delegated oversight of the policy to the Compensation Committee, and has authorized the committee to recommend policy modifications from time to time. Under the current policy, each executive officer is encouraged to acquire and maintain ownership of our common stock, including equity awards subject to vesting conditions, equal in value to a specified multiple of the executive officer’s base salary.
The policy currently recommends the following equity holdings for our Named Executive Officers:

Equity Ownership Guidelines
Chief Executive Officer	Five (5) times base salary
Named Executive Officers (excluding Chief Executive Officer)	Three (3) times base salary
Ownership is measured at the end of each year using the applicable year’s average closing Class A common stock price. Each Named Executive Officer is to target meeting the ownership guidelines within five years from the date he or she became a Named Executive Officer. All of the Named Executive Officers were in compliance with the guidelines, including grace periods, set forth in the policy.
Results of Shareholder Advisory Approval of Named Executive Officer Compensation
The Company holds non-binding advisory votes on executive compensation every other year with the last vote occurring during the 2019 Annual Meeting of Shareholders. At the 2019 Annual Meeting of Shareholders, shareholders were asked to approve, on an advisory basis, the Named Executive Officer compensation for 2018 as reported in our 2019 proxy statement. This say-on-pay proposal was approved by over 99% of the shares present and entitled to vote. The Compensation Committee considered the results of the 2019 advisory vote, along with shareholder input and other factors discussed in this Compensation Discussion and Analysis, and concluded that no changes to our compensation policies and practices were warranted in response to the shareholder advisory vote.
Risk Assessment of Compensation Programs
The Compensation Committee designs our compensation programs to encourage appropriate risk management while discouraging behavior that may result in excessive risk. In this regard, the following elements have been incorporated in our compensation programs for executive officers:

☑	Use of multiple metrics in annual short-term incentive plan for executive officers;
☑	Capping each short-term incentive award metric at 150%;
☑	Capping performance-based share awards at 200%;
☑	Providing time-based share awards that vest ratably over three years;
☑	Emphasizing long-term and performance-based compensation;
☑	Instituting formal clawback policies applicable to both cash and equity compensation; and
☑	Aligning interests of our executive officers with the long-term interests of our shareholders through equity ownership guidelines.
The Compensation Committee periodically reviews with management an assessment of whether risks arising from the Company’s compensation policies and practices for all employees are reasonably likely to have a material adverse effect on the Company, as well as the means by which any potential risks may be mitigated, such as through governance and oversight policies. Based on its most recent assessment, the Compensation Committee concluded that our compensation policies and practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” information with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and be incorporated by reference into the Company’s 2020 Annual Report.
Submitted by the compensation committee of the board of directors:

Patricia L. Moss, Chair	Dana L. Crandall	James R. Scott	Jonathan R. Scott

Compensation of Named Executive Officers
2020 Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2020, 2019, and 2018, as applicable for the periods during which they qualified as Named Executive Officers. When approving total compensation for each of the Named Executive Officers, the Compensation Committee considers compensation paid to executives in comparable financial institutions.

Name and Position		Salary ($)	Short Term Incentive ($)	Equity Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Kevin P. Riley (3)	2020	$823,423	$800,036	$912,426	$372,305	$2,908,190
President & Chief	2019	784,243	531,638	868,608	349,884	2,534,373
Executive Officer	2018	741,106	602,064	792,989	361,918	2,498,077
Marcy D. Mutch (4)	2020	440,385	335,000	355,975	33,233	1,164,593
Exec. Vice President &	2019	410,385	186,750	331,962	42,585	971,682
Chief Financial Officer	2018	379,616	225,000	192,984	29,819	827,419
Jodi Delahunt Hubbell	2020	418,933	308,000	339,895	187,460	1,254,288
Exec. Vice President &	2019	384,519	173,813	205,984	156,050	920,366
Chief Operating Officer	2018	363,462	200,000	187,925	22,706	774,093
Renee L. Newman	2020	375,000	200,000	187,460	17,583	780,043
Former Exec. Vice President &	2019	N/A	N/A	N/A	N/A	N/A
Chief Strategy Officer	2018	N/A	N/A	N/A	N/A	N/A
Russell A. Lee (4)(5)	2020	358,462	240,000	143,984	1,225,402	1,967,848
Exec. Vice President &	2019	N/A	N/A	N/A	N/A	N/A
Chief Banking Officer	2018	N/A	N/A	N/A	N/A	N/A
(1) The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Equity awards are a combination of time-based vesting and performance-based vesting restricted equity awards.
(2) The amounts shown reflect for each Named Executive Officer: contributions by us to our employee savings plans, under Section 401(k) of the Code; contributions by us to our non-qualified deferred compensation plan; premiums paid by us for individual long-term care plans; and dividends on unvested restricted stock. The amounts do not reflect premiums paid by us for group health, life and disability insurance policies that apply generally to all salaried employees on a nondiscriminatory basis.
(3) The amounts in the All Other Compensation column for Mr. Riley also reflect income from amounts paid by us for social club dues, the personal use of a Company vehicle, imputable income for Company plane use, and Company contributions to Mr. Riley's non-qualified defined contribution supplemental executive retirement plan of $331,800, $261,332, and $301,032 in 2021, 2020, and 2019 respectively.
(4) The amounts in the All Other Compensation column for Mr. Lee and Ms. Mutch also reflect income from amounts paid by us for social club dues.
(5) We have non-competition, consulting and release agreements with Russell A. Lee, our chief banking officer, that were agreed upon in 2018 in connection with our acquisition of Northwest Bancorporation, Inc., where Mr. Lee served as president and chief executive officer. The non-competition agreement restricts for two years following the termination of his employment with us his ability to (i) engage in any business or enterprise that competes directly or indirectly with the Company or First Interstate Bank in Idaho, Montana, Oregon or

Washington, and (ii) solicit any employee of First Interstate Bank to leave the employ of First Interstate Bank or divert any business from First Interstate Bank, and in consideration of this arrangement and a full release of legal claims the Bank agreed to pay Mr. Lee $1.2 million in August 2020, which amount is subject to a corresponding pro-rata clawback for any portion of the two-year restriction following any breach by Mr. Lee of the restrictive covenants.

Time and performance equity awards are presented below for each NEO included in the 2020 Summary Compensation table above, as applicable for the periods during which they qualified as NEOs for the Company.

		Time Restricted	Performance Restricted
		Equity Awards (#)	Equity Awards (#)
Kevin P. Riley	2020	12,869	19,304
	2019	8,235	12,353
	2018	9,718	9,715
Marcy D. Mutch	2020	5,021	7,531
	2019	3,182	4,773
	2018	2,365	2,365
Jodi Delahunt Hubbell	2020	4,794	7,191
	2019	2,044	3,066
	2018	2,303	2,303
Renee L. Newman	2020	2,644	3,966
	2019	N/A	N/A
	2018	N/A	N/A
Russell A. Lee	2020	2,031	3,046
	2019	N/A	N/A
	2018	N/A	N/A
The 2018, 2019, and 2020 time and performance-based vesting awards were valued $40.80 per share, $40.31 per share, and $28.36 per share, respectively.
Equity Compensation Plans
The Company has equity awards outstanding under two equity-based compensation plans: the 2015 Equity Incentive Plan (the “2015 Plan”) and the 2006 Equity Compensation Plan, as amended and restated, (the “2006 Plan”). These plans were primarily established to enhance the Company’s ability to attract, retain, and motivate employees.
The 2015 Plan, approved by the Company’s shareholders in May 2015, was established to provide us with flexibility to select from various equity-based compensation methods, and to be able to address changing accounting and tax rules and corporate governance practices by optimally utilizing equity-based compensation. The 2015 Plan did not increase the number of shares of common stock available for awards under the 2006 Plan.
The 2006 Plan, which was approved by the Company’s shareholders in May 2006 and May 2014, was established to consolidate into one plan the benefits available under all other then-existing share-based award plans. The 2006 Plan, continues to govern outstanding awards made prior to May 2015.
The 2015 Plan contains the following important features:

☑	The maximum number of shares of our Class A Common Stock reserved for issuance under the 2015 Plan was 2,000,000, which was approximately 9.2% of our previously existing Class A Common Stock outstanding at the time of shareholder approval.
☑	The 2015 Plan prohibits the repricing of awards without shareholder approval.
☑	The 2015 Plan prohibits the recycling of shares.
☑	Awards under the 2015 Plan are subject to broad discretion by the Compensation Committee administering the plan.
☑	All awards under the 2015 Plan are based on the closing price of the underlying common stock as quoted on NASDAQ Stock Market for the last market trading day prior to the date of the award.
The following terms apply to equity awards granted for each of the last three years:
•Time restricted awards - three-year graded vesting period; and
•Performance restricted awards - cliff vesting as of March 15th of the third year following the year of the award for 2020, 2019, and 2018, respectively, based on achievement of specified performance conditions.

2020 Equity Awards Granted During 2020

			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Equity Awards
Name	Grant Date	Committee Approval Date	Threshold (#)(1)	Target (#)(2)	Maximum (#)(3)	Number of Stock or Units (#)(4)	Grant Date Fair Value of Equity Awards ($)
Kevin P. Riley	3/15/2020	2/17/2020	—	—	—	12,869	$364,965
	3/15/2020	2/17/2020	9,652	19,304	38,608	—	547,461
Marcy D. Mutch	3/15/2020	2/17/2020	—	—	—	5,021	142,396
	3/15/2020	2/17/2020	3,766	7,531	15,062	—	213,579
Jodi Delahunt Hubbell	3/15/2020	2/17/2020	—	—	—	4,794	135,958
	3/15/2020	2/17/2020	3,596	7,191	14,382	—	203,937
Renee L. Newman	3/15/2020	2/17/2020	—	—	—	2,644	74,984
	3/15/2020	2/17/2020	1,983	3,966	7,932	—	112,476
Russell A. Lee	3/15/2020	2/17/2020	—	—	—	2,031	57,599
	3/15/2020	2/17/2020	1,523	3,046	6,092	—	86,385
(1) This represents the threshold payout of 50% of target on the performance shares awarded, one half of which is based on total shareholder return (“TSR”) and one half on return on average equity (“ROAE”). In order to receive this threshold payout, the Company’s future three-year TSR/ROAE must be at the 35th percentile or above when compared to the 2020 Peers.
(2) This represents the target payout of 100% of target on the performance restricted equity awarded, one half of which is based on TSR and one half on ROAE. In order to receive this threshold payout, the Company’s future three-year TSR/ROAE must be at the 50th percentile or above when compared to the 2020 Peers. Dividends are paid on performance-restricted equity that vest at the same rate as dividends are paid to other shareholders.
(3) This represents the maximum payout of 200% of target on the performance-based vesting restricted equity awarded, one half of which is based on TSR and one half on ROAE. In order to receive this maximum payout, the Company’s future three-year TSR/ROAE must be at the 90th percentile or above when compared to the 2020 Peers.
(4) This represents the shares of time restricted equity that vest at a rate of one-third (1/3) each year through February 15, 2023, contingent on continued employment. Dividends are paid out on these shares at the same time and same rate as dividends are paid to other shareholders.
Equity Awards Outstanding as of December 31, 2020

	Equity Awards
			Equity Incentive Plan Awards
		Market Value	Number of	Market Value or Payout
	Number of Shares or	of Shares or	Unearned Shares,	Value of Unearned Shares,
	Units of Stock That	Units of Stock That	Units, or Other Rights	Units, or Other Rights That
Name	Have Not Vested (#)(1)	Have Not Vested ($)	Have Not Vested (#)(2)	Have Not Vested ($)
Kevin P. Riley	21,597	$880,510	41,375	$1,686,859
Marcy D. Mutch	8,721	355,555	14,669	598,055
Jodi Delahunt Hubbell	6,924	282,291	12,560	512,071
Renee L. Newman	3,946	160,878	7,378	300,801
Russell A. Lee	2,031	82,804	3,046	124,185
(1) Represents unvested time-based vesting restricted stock, which at original issuance vested at a rate of one-third each year, contingent on continued employment.
(2) Represents the target number of performance-based vesting restricted stock shares that are expected to vest March 15, 2022, March 15, 2023, and March 15, 2024 based upon achievement of specified performance conditions and continued employment.

Equity Awards Vested During 2020

	Equity Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin P. Riley	12,982	$442,022
Marcy D. Mutch	4,539	152,241
Jodi Delahunt Hubbell	3,186	118,722
Renee L. Newman	972	38,054
Russell A. Lee	2,203	77,553
(1) The amount in the Value Realized on Vesting column reflects the closing price of the common stock as reported on the NASDAQ Stock Market on the day prior to vesting multiplied by the number of shares vesting.
2020 Non-Qualified Deferred Compensation
The Company has a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) established for the benefit of a select group of management and highly-compensated employees, including Named Executive Officers. Under the terms of our Deferred Compensation Plan, eligible employees, as determined by our Board or Compensation Committee, may defer a portion of base salary, short-term incentives and, if applicable, supplemental executive retirement plan contributions, subject to maximums as set forth by the plan administrator. Deferral elections generally are made by eligible employees during the last quarter of each year for amounts to be earned in the following year; eligible employees are permitted, however, to change the time and/or form of a scheduled distribution in accordance with procedures established by the plan administrator, provided that any subsequent election to delay a payment must be made at least 12 months prior to the date the first scheduled distribution payment would have been made and the first payment must be deferred for at least five years from the date the first scheduled distribution payment would have been made. We make discretionary contributions to the Deferred Compensation Plan on behalf of the executive officer participants for 401(k) plan matching contributions and profit-sharing contributions in excess of Code limitations. Other contributions on behalf of a participant may be made at the discretion of our Board.
The deferral account of each participant is adjusted by investment earnings or losses based upon the performance of the underlying investments selected by the participant from among alternatives selected by the plan administrator. Benefits under the Deferred Compensation Plan are generally not paid until the beginning of the year following the participant’s retirement or termination from the Company. Benefits can be received either as a lump sum payment or in annual or monthly installments over a period not to exceed ten years or, for contributions made after 2016, 15 years, based on the employee’s election made at least one year prior to retirement. The distribution elections are all made in accordance with Section 409A of the Code.
The following table shows the contributions, earnings, and aggregate balance of total deferrals by our Named Executive Officers as of December 31, 2020.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Kevin P. Riley	$318,983	$261,332	$307,820	$—	$2,288,839
Marcy D. Mutch	46,688	—	26,176	—	194,215
Jodi Delahunt Hubbell	55,710	1,517	17,244	—	99,276
Renee L. Newman	25,313	659	6,946	—	46,685
Russell A. Lee	—	—	—	—	—
(1) The amounts in this column are included as salary and/or short-term incentives for each of the Named Executive Officers in the year the contribution was earned.
(2) The amounts in this column are included as other compensation for each of the Named Executive Officers in the year the contribution was earned.
The Chief Executive Officer participates in a supplemental executive retirement plan, or SERP, which was implemented in 2015. This benefit is intended to be part of a competitive retirement and benefit package necessary to attract and retain executive talent. Consistent with this objective, the SERP consists of a Base Contribution and a Performance Contingent Contribution. The amount of the base contribution is 20% of the Participant's annualized base salary as of the last day of the Performance Period (the "Base Contribution"). The amount of the performance-contingent contribution, if earned, will be up to an additional 20% of the Participant's annualized base salary as of the last day of the Performance Period (the "Performance-Contingent Contribution").

The Performance-Contingent Contribution is based on Company's Total Shareholder Return compared to the established peer group for the measurement period. The Performance-Contingent Contribution amounts fund based on the following scale, interpolated on a linear basis between funding tiers: 0% if below the 35th percentile; 10% if greater than or equal to the 50th percentile; and 20% if greater than or equal to the 75th percentile. The SERP Contributions vested 50% on December 31, 2019, and will vest at 10% on each December 31st thereafter, so long as Participant remains employed by the employer on each such date. Vesting will be accelerated in the event of death, disability, and certain terminations of service in connection with a Change in Control, each as more fully described in the Deferred Compensation Plan.
2020 Other Compensation
We provide our Named Executive Officers with other compensation that the Compensation Committee believes is reasonable and consistent with the overall compensation program to better enable us to attract and retain talented employees for key positions. The Compensation Committee annually reviews the levels of other compensation provided to Named Executive Officers.
The Named Executive Officers participate in our health and group life and disability insurance plans. Additional benefits offered to the Named Executive Officers may include some or all of the following:
▪individual life insurance, as described below under “Survivor Income Benefits;”
▪payment of social club dues;
▪dividends on unvested equity awards;
▪use of a Company automobile and airplane; and
▪long-term care insurance.
Survivor Income Benefits
We obtained life insurance policies on selected officers of First Interstate Bank. Under these policies, we receive all benefits payable upon death of the insured. A survivor income agreement was executed with Mr. Riley, Ms. Mutch, Ms. Delahunt Hubbell, and Ms. Newman whereby a survivor benefit of $100,000 is payable to designated beneficiaries if the participant is employed by us at the time of death. Mr. Riley also has an additional policy in the amount of $150,000.
Principal Executive Officer Pay Ratio
We are required to provide annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Riley, our Chief Executive Officer, and the outside members of the Compensation Committee reviewed, approved, and recommended to the Board for approval all components of Mr. Riley's total compensation package. The purpose of this disclosure is to provide a measure of the equitability of pay within the organization.
In determining the median employee, a listing was prepared of all employees other than the PEO as of December 31, 2020. Wages and benefits were annualized for those employees not employed for the full year of 2020. The median amount was selected from the resulting list, and such median employee will be used for this purpose for three years unless circumstances change and a new median employee is determined to be needed for this analysis, as permitted by applicable SEC disclosure rules.
For purposes of determining total compensation, the following earnings were included:
▪Base Salary;
▪Short-Term Incentive;
▪Long-Term Incentive equity awards granted during the year; and
▪Other Compensation comprised of:
–Contributions by us to our qualified profit sharing and employee savings plans, under Section 401(k) of the Code;
–Contributions by us to our non-qualified deferred compensation plan;
–Premiums paid by us for individual long-term care plans;
–Dividends on unvested restricted stock; and
–Amounts paid by us for social club dues, signing bonuses, and moving/relocation expenses.

Median Employee Total Annual Compensation	PEO Total Annual Compensation	Ratio of PEO to Median Employee Total Annual Compensation
$53,895	$2,554,932	47.4:1
NEO Agreements
The Company has Executive Employment Agreements with each of Mr. Riley, Ms. Mutch, and Ms. Delahunt Hubbell, had an Executive Employment Agreement with Ms. Newman prior to the end of her employment in 2021, and has non-competition, consulting and release agreements with Russell A. Lee, our Chief Banking Officer. The agreements with Mr. Lee (the “Lee Agreements”) were agreed upon in connection with our 2018 acquisition of Northwest Bancorporation, Inc., where Mr. Lee served as president and chief executive officer.
The original terms of the employment agreements were for three years, commencing in April 2018. After the expiration of the original terms, the employment agreements automatically renew for an additional one-year period on each anniversary of the effective date, unless the Company gives the executive notice of termination 90 days prior to expiration.
The employment agreements outline the duties of each employee and forms of remuneration awarded for the performance of such duties, including base salary, bonuses, and various other employer provided benefits. In addition, the employment agreements outline specific duties and payments to be made upon termination of employment under various conditions.
Mr. Riley’s employment agreement also provides for the establishment of a non-qualified defined contribution supplemental executive retirement plan, as discussed above under the heading "2020 Non-Qualified Deferred Compensation."
The Lee Agreements restrict for two years following the termination of his employment with us his ability to (i) engage in any business or enterprise that competes directly or indirectly with the Company or First Interstate Bank in Idaho, Montana, Oregon or Washington, and (ii) solicit any employee of First Interstate Bank to leave the employ of First Interstate Bank or divert any business from First Interstate Bank. They also provide for a full release of legal claims and a consulting arrangement, pursuant to which Mr. Lee has agreed to serve as a part-time consultant to First Interstate Bank, for a monthly fee of approximately $15,000, commencing on the first business day following his termination of employment with us and continuing for a period of up to two years.
Payments Made Upon Termination Following a Change in Control
The employment agreements define payments in the event of an involuntary termination of employment without cause (as defined in each executive’s agreement) or voluntary termination by the executive for good reason (as defined in each executive’s agreement) within six months preceding or 18 months after a change in control (as defined in each executive’s agreement).
The executive employment agreements provide that the executives shall receive an amount equal to one and a half times their base salary (two times in the case of Mr. Riley) plus an amount equal to one and a half times the average of the annual short-term incentive compensation paid to the executives (two times in the case of Mr. Riley) during each of the three years immediately prior to the year in which the Event of Termination occurs (with respect to each executive, the “Change in Control Payment”).
All outstanding unvested restricted stock will fully vest upon termination and the Company will provide certain employment benefits for a period of 18 months following the date of termination. The benefits may be limited, however, if the executive is initially determined to be subject to excise taxes under Section 4999 and 280G of the Code but would be better off on a net-after tax basis by reducing the applicable Change in Control Payment to avoid being subject to the excise tax.
Payments Made Upon Termination not Related to a Change in Control
Involuntary or good reason termination unrelated to a change in control: The employment agreements define payments in the event of an involuntary termination by the Company without cause or voluntary termination by the executive for good reason.
Mr. Riley’s executive employment agreement indicates he shall receive an amount equal to two times the sum of his base salary, plus his average annual short-term incentive compensation paid during the three years prior to termination.

Ms. Mutch, Ms. Delahunt Hubbell, and Ms. Newman's executive employment agreements indicate they shall receive an amount equal to one times the sum of their base salary, plus one times their average short-term annual incentive compensation paid during the three years prior to termination.
In the absence of an employment agreement, the Board, or the Chief Executive Officer (except with regard to any payments made on his behalf) at their discretion, may authorize payment of additional separation amounts for the Named Executive Officers.
Payments Made Upon Retirement
Upon termination based on retirement, a Named Executive Officer shall be entitled to all benefits under any retirement plan of the Company and other plans to which Named Executive Officer is a party.
Payments Made Upon Death
In the event of termination due to death, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the estates or other beneficiaries of the Named Executive Officers are entitled to receive benefits under our group life insurance plan equal to the lesser of (i) two and a half times their respective base salary or (ii) $300,000. For all Named Executive Officers, the applicable amount would be $300,000.
In addition, we have obtained life insurance policies on selected officers of First Interstate Bank, which include a survivor benefit, as described above under the heading "Survivor Income Benefits."
Payments Made Upon Disability
In the event of termination due to disability, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the Named Executive Officers are entitled to receive benefits under our group disability plan which generally provides for 60% of pre-disability earnings up to a maximum of $13,000 per month. For each of the Named Executive Officers the applicable amount would be $13,000 per month.
Other Employment Termination
The individual equity award agreements governing outstanding equity awards provides for accelerated vesting upon the recipient’s death or disability, as defined under the employment agreements.
Pursuant to Section 409A of the Code, certain payments to the Named Executive Officers would not commence for six months following a termination of employment. If required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Named Executive Officer’s separation from service.
The following tables show estimated payments that our Named Executive Officers other than Ms. Newman may receive assuming various employment termination and change-in-control scenarios as if they occurred on December 31, 2020. The actual amounts for those NEOs would be calculated based on facts as of the actual termination of employment. The information provided below with respect to Ms. Newman reflects the actual amounts actually paid to her in connection with her separation of service from the Company in 2021.

Post-Employment Payments
Potential Payments Upon Termination or Change-in-Control Payments
as of 12/31/2020 - Mr. Kevin P. Riley

			Involuntary	Change in Control
Executive Payments and		Involuntary	Termination Without	With Termination
Benefits upon Termination	Voluntary	Termination	Cause / Termination	for Good Reason
or Change in Control	Termination	for Cause	for Good Reason	or Without Cause	Death	Disability
Compensation:
Severance	$—	$—	$2,531,576 (a)	$2,986,200 (b)	$—	$—
Pro-rata Bonus	—	—	—	663,600 (c)	—	—
Long-term Incentives
- Time-Restricted Awards (d)	—	—	—	880,510	880,510	880,510
- Performance Awards (e)	—	—	—	1,783,165	1,783,165	1,783,165
Supplemental Retirement (f)	—	—	—	630,038	630,038	630,038
Benefits & Perquisites:
Survivor Income Benefits (g)	—	—	—	—	250,000	—
Health Benefits (h)	—	—	26,412	26,412	—	—
Total	$—	$—	$2,557,988	$6,969,925	$3,543,713	$3,293,713
(a) Severance amount is equal to two times the sum of: Mr. Riley’s current base salary, plus his average annual short-term incentive compensation paid during the three years prior to termination (2017, 2018, 2019), payable over 18 months.
(b) Severance amount is equal to two times the sum of: Mr. Riley’s current base salary, plus his 2020 target annual short-term cash incentive, payable over 18 months.
(c) Reflects Mr. Riley’s target annual cash short term incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to occur on December 31, 2020, the amount reflects the full target short-term cash award that would be payable in lieu of his 2020 annual incentive award.
(d) Reflects full vesting of time-based restricted equity awards upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death, or disability. Awards are valued using the December 31, 2020 closing price of $40.77.
(e) Reflects vesting of performance-based restricted equity awards (including dividends accrued through December 31, 2020) upon a qualifying termination during the 24 month period following a change-in-control, and in the event of death or disability, payable at target levels. Awards are valued using the December 31, 2020 closing price of $40.77.
(f) Reflects full vesting of Mr. Riley’s unvested nonqualified defined contribution supplemental executive retirement plan balance upon a qualifying termination in connection with a change-in-control, and in the event of death, or disability. Amounts include annual and performance contingent contributions earned for service Mr. Riley has provided through December 31, 2020.
(g) Reflects $250,000 of survivor income benefits payable to Mr. Riley’s beneficiaries through a company owned life insurance policy covering the life of Mr. Riley. Mr. Riley’s beneficiaries would also be entitled to receive $300,000 of life insurance benefits under our group life insurance plan.
(h) Estimates the cost of continuing medical, dental, and vision benefits for 18 months for a qualifying termination using 2020 COBRA rates.

Potential Payments Upon Termination or Change-in-Control Payments
as of 12/31/2020 - Ms. Marcy D. Mutch

			Involuntary	Change in Control
Executive Payments and		Involuntary	Termination Without	With Termination
Benefits upon Termination	Voluntary	Termination	Cause / Termination	for Good Reason
or Change in Control	Termination	for Cause	for Good Reason	or Without Cause	Death	Disability
Compensation:
Severance	$—	$—	$619,333 (a)	$1,068,000 (b)	$—	$—
Pro-rata Bonus	—	—	—	267,000 (c)	—	—
Long-term Incentives
- Time-Restricted Awards (d)	—	—	—	323,306	323,306	323,306
- Performance Awards (e)	—	—	—	629,672	629,672	629,672
Benefits & Perquisites:
Survivor Income Benefits (f)					100,000
Health Benefits (g)	—	—	17,747	26,621	—	—
Total	$—	$—	$637,080	$2,314,599	$1,052,978	$952,978
(a) Severance amount is equal to one times the sum of: Ms. Mutch’s current base salary, plus her average annual short-term incentive compensation paid during the three years prior to termination (2017, 2018, 2019), payable over 18 months.
(b) Severance amount is equal to one and a half times the sum of: Ms. Mutch’s current base salary, plus her 2020 target annual short-term cash incentive, payable over 18 months.
(c) Reflects Ms. Mutch’s target annual short-term cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to occur on December 31, 2020, the amount reflects the full target short-term cash award that would be payable in lieu of her 2020 annual incentive award.
(d) Reflects full vesting of time-based restricted equity awards upon a qualifying termination during the 24-month period following a change-in-control, and in the event of death, or disability. Awards are valued using the December 31, 2020 closing price of $40.77.
(e) Reflects vesting of performance-based restricted equity awards (including dividends accrued through December 31, 2020) upon a qualifying termination during the 24-month period following a change-in-control, and in the event of death or disability, payable at target levels. Awards are valued using the December 31, 2020 closing price of $40.77.
(f) Reflects $100,000 of survivor income benefits payable to Ms. Mutch’s beneficiaries through a company-owned life insurance policy covering the life of Ms. Mutch. Ms. Mutch’s beneficiaries would also be entitled to receive $300,000 of life insurance benefits under our group life insurance plan.
(g) Estimates the cost of continuing medical, dental, and vision benefits, using 2020 COBRA rates. Assumes 12 months of continued coverage for a qualifying termination not in connection with a change-in-control and 18 months of continued coverage for a termination in connection with a change-in-control.

Potential Payments Upon Termination or Change-in-Control Payments
as of 12/31/2020 - Ms. Jodi Delahunt Hubbell

			Involuntary	Change in Control
Executive Payments and		Involuntary	Termination Without	With Termination
Benefits upon Termination	Voluntary	Termination	Cause / Termination	for Good Reason
or Change in Control	Termination	for Cause	for Good Reason	or Without Cause	Death	Disability
Compensation:
Severance	$—	$—	$624,875 (a)	$1,019,700 (b)	$—	$—
Pro-rata Bonus	—	—	—	254,925 (c)	—	—
Long-term Incentives
- Time-Restricted Awards (d)	—	—	—	282,291	282,291	282,291
- Performance Awards (e)	—	—	—	538,073	538,073	538,073
Benefits & Perquisites:
Survivor Income Benefits (f)					100,000
Health Benefits (g)	—	—	16,610	24,916	—	—
Total	$—	$—	$641,485	$2,119,905	$920,364	$820,364
(a) Severance amount is equal to one times the sum of: Ms. Delahunt Hubbell’s current base salary, plus her average annual short-term incentive compensation paid during the three years prior to termination (2017, 2018, 2019), payable over 18 months. Since Ms. Delahunt Hubbell (who joined the Company in 2017) did not receive annual bonuses in 2017, 2018, only the bonus component paid in 2019 (for fiscal year 2018) has been used to computer her severance.
(b) Severance amount is equal to one and a half times the sum of: Ms. Delahunt Hubbell’s current base salary, plus her 2020 target annual short-term cash incentive, payable over 18 months.
(c) Reflects Ms. Delahunt Hubbell’s target annual short-term cash incentive award pro-rated for the portion of the year prior to termination. Because termination is assumed to occur on December 31, 2020, the amount reflects the full target short-term cash award that would be payable in lieu of her 2020 annual incentive award.
(d) Reflects full vesting of time-based restricted equity awards upon a qualifying termination during the 24-month period following a change-in-control, and in the event of death, or disability. Awards are valued using the December 31, 2020 closing price of $40.77.
(e) Reflects vesting of performance-based restricted equity awards (including dividends accrued through December 31, 2020) upon a qualifying termination during the 24-month period following a change-in-control, and in the event of death or disability, payable at target levels. Awards are valued using the December 31, 2020 closing price of $40.77.
(f) Reflects $100,000 of survivor income benefits payable to Ms. Delahunt Hubbell’s beneficiaries through a company-owned life insurance policy covering the life of Ms. Delahunt Hubbell. Ms. Delahunt Hubbell’s beneficiaries would also be entitled to receive $300,000 of life insurance benefits under our group life insurance plan.
(g) Estimates the cost of continuing medical, dental, and vision benefits, using 2020 COBRA rates; also assumes the Company would contribute to Ms. Delahunt Hubbell's health savings account at the current contribution level. Assumes 12 months of continued coverage for a qualifying termination not in connection with a change-in-control and 18 months of continued coverage for a termination in connection with a change-in-control.
Actual Payments Made Upon Termination of Service as of 12/31/2020 - Ms. Renee L. Newman

			Involuntary Termination Without Cause / Termination for Good Reason	Change in Control with Termination for Good Reason or Without Cause
Executive Payments and		Involuntary
Benefits upon Termination	Voluntary	Termination
or Change in Control	Termination	for Cause			Death	Disability
Compensation:
Severance (a)	$—	$—	$506,250	$—	$—	$—
Pro-rata Bonus	—	—	—	—	—	—
Long-term Incentives
- Time Restricted Awards	—	—	—	—	—	—
- Performance Awards	—	—	—	—	—	—
Benefits & Perquisites:
Health Benefits (b)	—	—	24,041	—	—	—
Total	$—	$—	$530,291	$—	$—	$—
(a) Severance amount is equal to the benefit provided to Ms. Newman under her separation agreement.
(b) Estimates the cost of continuing medical, dental, and vision benefits for 12 months, using 2020 COBRA rates; also assumes the Company would continue to contribute to Ms. Newman's health savings account at the current contribution level.

Potential Payments Upon Termination or Change-in-Control Payments
as of 12/31/2020 - Mr. Russell A. Lee

			Involuntary Termination Without Cause / Termination for Good Reason	Change in Control with Termination for Good Reason or Without Cause
Executive Payments and		Involuntary
Benefits upon Termination	Voluntary	Termination
or Change in Control	Termination	for Cause			Death	Disability
Compensation:
Consulting Payments (a)	$350,000	$—	$350,000	$350,000	$—	$—
Pro-rata Bonus	—	—	—	—	—	—
Long-term Incentives
- Time Restricted Awards (b)	—	—	—	82,804	82,804	82,804
- Performance Awards (c)	—	—	—	127,414	127,414	127,414
Benefits & Perquisites:
Health Benefits	—	—	—	—	—	—
Total	$350,000	$—	$350,000	$560,218	$210,218	$210,218
(a) Assumes Mr. Lee consults with the Company for 24 months following his termination of employment. See page 45 for a description of his consulting arrangement.
(b) Reflects full vesting of time-based restricted equity awards upon a qualifying termination during the 24-month period following a change-in-control, and in the event of death, or disability. Awards are valued using the December 31, 2020 closing price of $40.77.
(c) Reflects vesting of performance-based restricted equity awards (including dividends accrued through December 31, 2020) upon a qualifying termination during the 24-month period following a change-in-control, and in the event of death or disability, payable at target levels. Awards are valued using the December 31, 2020 closing price of $40.77.

Director Compensation
We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required by us with respect to members of the Board.
During 2020, each director, other than Kevin P. Riley and David L. Jahnke, received an annual retainer valued at $85,000, with approximately $45,000 of that being paid in the form of First Interstate Class A common stock and the remaining approximately $40,000 paid in the form of cash or First Interstate Class A common stock at the director’s election.
For his services as Chair of the Board, David L. Jahnke received an annual retainer of $150,000, half of which was issued in the form of equity. This retainer was in lieu of all director fees and other retainers described above. The retainer paid to David L. Jahnke recognizes his work in providing an interface between the Board and our management, oversight of strategic planning, leadership of the Board, and executive succession planning.
Committee members and committee chairpersons received additional compensation as follows:

Committee	Chair Retainer	Member Retainer
Audit	$12,500	$10,000
Compensation	11,250	7,500
Executive	—	5,000
Governance and Nominating	10,000	7,500
Risk	11,250	7,500
Technology	10,000	5,000

Directors are reimbursed for ordinary expenses incurred in connection with attending board and committee meetings. Under our deferred compensation plan, directors may elect to defer any cash portion of director’s fees until an elective distribution date or the director’s retirement, disability, or death.

Director Compensation Table

Name	Fees Earned or Paid In Cash	Equity Awards (1)	All Other Compensation (2)	Total
David L. Jahnke	$73,750	$75,000	$—	$148,750
Kevin P. Riley (3)	—	—	—	—
Alice S. Cho	44,792	45,000	—	89,792
Steven J. Corning (2)(4)	14,688	—	25,064	39,754
Dana L. Crandall	55,625	65,000	—	120,625
Charles E. Hart, M.D. (2)(4)	14,375	—	30,586	44,961
John M. Heyneman, Jr.	61,875	45,000	—	106,875
Dennis L. Johnson	73,751	45,000	—	118,751
Ross E. Leckie	75,000	45,000	—	120,000
Patricia L. Moss	70,625	45,000	—	115,625
James R. Scott	15,000	85,000	—	100,000
James R. Scott Jr.	12,500	85,000	—	97,500
Jonathan R. Scott	34,375	76,236	—	110,611
Peter I. Wold (4)	14,250	—	—	14,250

(1)The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Because of the limited number of equity awards granted to non-employee directors, the number of outstanding equity awards held by the directors on December 31, 2020 was not materially different from the amounts reflected in the relevant footnotes to the Beneficial Ownership Table included herein under the heading “Security Ownership of Certain Beneficial Owners and Management.”
(2)The amounts in All Other Compensation includes options that were exercised by Mr. Corning and Dr. Hart.
(3)Mr. Riley received no compensation for serving as a director, but he was compensated in his capacity as President and Chief Executive Officer and his compensation is included herein in the “Summary Compensation Table.”
(4)Former director whose term of office expired at the 2020 annual meeting of shareholders.

Director Equity Ownership Guidelines
Under our equity ownership guidelines, each director is encouraged to acquire and maintain ownership of our common stock equal in value to three times his or her annual cash and equity retainer. Equity holdings are measured at the end of each year using the year average closing Class A common stock price. Under the policy, a director who is not in compliance with minimum ownership requirements must receive his or her annual retainer entirely in share of Class A common stock. Each director is to target meeting the ownership guidelines within five years from the date he or she became a director. In 2020, all directors other than Mr. Leckie were in compliance with the guidelines, including the grace periods, set forth in the policy.

Certain Relationships and Related Party Transactions
Related Person Transaction Policy
Our Board has adopted a written Related Person Transaction Policy that is applicable to our executive officers, directors, and certain entities and individuals related to such persons. With the exception of certain transactions reviewed by the Chief Risk Officer and deemed to be preapproved, the policy, as amended, generally provides that we will not enter into any transactions with related parties unless such transaction(s) are (1) reviewed by the subcommittee of independent directors of our Governance and Nominating Committee after disclosure of the relevant facts and circumstances, including any benefits to the Company and the terms of any comparable products or services provided by unrelated third parties; and (2) determined by the subcommittee of independent directors of our Governance and Nominating Committee to be in the best interests of the Company and our shareholders. The policy also provides that the chair of such subcommittee, who is an independent director, has delegated authority to approve such transaction(s) in certain circumstances, subject to ratification by the subcommittee of independent directors of the Governance and Nominating Committee. The policy does not apply to loan and credit transactions to directors and executive officers that are covered by Regulation O adopted by the Federal Reserve.
All related party transactions requiring approval were reviewed and approved by the subcommittee of independent directors of the Governance and Nominating Committee in accordance with the policy. In addition, all pre-approved related party transactions were provided to the Independent Committee for review as required by policy. There were no related party transactions identified which were not subject to the policies and approvals above.
Related Party Transactions
We conduct banking transactions in the ordinary course of business with related parties, including directors, executive officers, shareholders, and their associates on the same terms as those prevailing at the same time for comparable transactions with unrelated persons and that do not involve more than a normal risk of collectability or present other unfavorable features.
Certain executive officers, directors, and greater than 5% shareholders of the Company and certain entities and individuals related to such persons had transactions with the Company in the ordinary course of business. These parties were deposit clients of the Bank and incurred indebtedness in the form of loans, as clients, of $22.4 million as of December 31, 2020. During 2020, new loans and advances on existing loans of $17.2 million were funded and loan repayments totaled $17.0 million. In addition, $18.1 million of loans were removed due to changes in related parties during the year. All deposit and loan transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us and do not involve more than a normal risk of collectability or present other unfavorable features.
Conflict of Interest Policy
On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with our Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under our code of conduct, all employees, including executive officers, are expected to avoid conflicts of interest. Pursuant to our code of ethics for the chief executive officer and senior finance officers, such officers are prohibited from engaging in activities that are or may appear to be a conflict of interest unless a specific, case-by-case exception has first been reviewed and approved by the Board. All directors are subject to the Board’s governance standards that include a code of ethics and conduct guide requiring the directors to avoid conflicts of interest.

Information About the Shareholder Meeting
Solicitation Information
This proxy statement, the accompanying proxy card, and the Annual Report are being made available to our shareholders on the Internet at www.astproxyportal.com/ast/40019/ beginning on or about April 14, 2021. Our Board is soliciting your proxy to vote your shares at the annual meeting of shareholders to be held on May 26, 2021. The Board is soliciting your proxy to give all shareholders the opportunity to vote on matters that will be presented at the annual meeting. This proxy statement provides you with information on these matters to assist you in voting your shares.
We are pleased to take advantage of the SEC e-proxy rules that allow companies to post their proxy materials on the internet. We will be able to provide our shareholders with the information they need while lowering the cost of the delivery of materials and reducing the environmental impact of printing and mailing hard copies. As permitted by the SEC rules, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our shareholders on or about April 14, 2021. All shareholders will have the ability to access the proxy materials on the website referred to above and in the Notice. Shareholders will also have the ability to request a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice. Instructions on how to vote your shares and how to download a proxy card for voting at the annual meeting will also be contained in the Notice.
What is a proxy?
A proxy is your legal designation of another person to vote on your behalf. By completing and returning the proxy card, you are giving the persons designated in the proxy the authority to vote your shares in the manner you indicate on the proxy card.
Why did I receive more than one proxy card?
While we have attempted to consolidate your holdings onto one proxy card, you may receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. In addition, if your shares are held by a broker or trustee, you will receive your proxy card or other voting information from your broker or trustee. You should vote separately with respect to each proxy card you receive as each will have a separate control number and will be related to different shares beneficially owned by you.
Who pays the cost of this proxy solicitation?
We pay the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts, and other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.
Is this proxy statement the only way proxies are being solicited?
In addition to these proxy materials, certain of our directors, officers and employees may solicit proxies by telephone, facsimile, e-mail, or personal contact. They will not be specifically compensated for doing so.
Voting Information
Who is qualified to vote?
You are qualified to receive notice of and to vote at the annual meeting if you were an owner of record of our Class A or Class B common stock as of the close of business on our record date of March 26, 2021.
How many shares of common stock may vote at the annual meeting?
As of the record date, there were 41,581,682 shares of Class A common stock outstanding and entitled to vote and 20,648,913 shares of Class B common stock outstanding and entitled to vote at our annual meeting. Our Class A common stock and our Class B common stock are referred to collectively as our “common stock.”
How are votes counted?
The proxies appointed by the Board will vote your shares as you instruct on your proxy. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to five votes on all matters submitted to a vote of shareholders. Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or the Company’s Third Amended and Restated Articles of Incorporation or applicable law.
Is there a quorum requirement?
For the annual meeting to be valid, there must be a quorum present. A quorum requires that more than 50% of the voting power of our issued and outstanding common stock be represented at the meeting, whether in person or by proxy.

What is the difference between a “shareholder of record” and other “beneficial” holders?
These terms describe how your shares are held. If your shares are registered directly in your name, you are a “shareholder of record.” If your shares are held on your behalf in the name of a broker, bank, trust, or other nominee as a custodian, you are a “beneficial” holder.
How do I vote my shares?
If you are a “shareholder of record,” you can vote your shares in person at the annual meeting or by proxy:
Please refer to the specific instructions set forth on the proxy card. We encourage you to vote electronically or by telephone. If you are a “beneficial” holder, your broker, bank, trust, or other nominee will provide you with materials and instructions for voting your shares.
Can I vote my shares in person at the annual meeting?
If you are a “shareholder of record,” you may vote your shares in person at the annual meeting. If you are a “beneficial” holder, you must obtain a proxy from your broker, bank, trust, or other nominee giving you the right to vote the shares at the annual meeting.
What is the Board’s recommendation on how I should vote my shares?

PROPOSAL 1	The Board recommends you vote your shares FOR the election of each of the five director nominees.
PROPOSAL 2	The Board recommends a vote on your shares FOR ratification of the appointment of two new Directors.
PROPOSAL 3	The Board recommends you vote your shares FOR ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021.
PROPOSAL 4	The Board recommends you vote your shares FOR the adoption of a non-binding advisory resolution on executive compensation.
How will my shares be voted if I do not specify how they should be voted?
If you sign and return your proxy card without indicating how you want your shares to be voted, the proxies appointed by the Board will vote your shares FOR the election of five director nominees; FOR the ratification of two new Directors; FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021; and FOR the adoption of a non-binding advisory resolution on executive compensation.
Can my broker vote my shares for the proposal regarding the election of directors?
A broker or other entity holding shares for an owner in street name may vote for routine proposals without receiving voting instructions from the owner under certain circumstances. A broker or other entity may vote on non-routine proposals only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions, at a meeting where the broker or entity is able to vote on a routine matter as well. The only routine matter in this proxy statement is Proposal Three to ratify the appointment of our independent registered public accounting firm. Proposal One to elect the director nominees, Proposal Two to ratify the two new directors, and Proposal Four to approve a non-binding advisory resolution on the compensation of the Named Executive Officers, are non-routine matters. Therefore, if you are a “beneficial” holder and you do not provide specific voting instructions to your broker or other entity on how to cast your vote in respect of the non-routine matter, the broker or other entity will not be able to cast a vote on your behalf with respect to that matter, resulting in so-called broker non-votes on that matter. It is important that you instruct your broker as to how you wish to have your shares voted on each proposal, even if you wish to vote as recommended by the Board.

How are votes withheld, abstentions, and broker non-votes treated?
Votes withheld in the election of directors and abstentions are deemed as “present” and entitled to vote at the annual meeting, are counted for purposes of establishing a quorum for the proper conduct of business at the annual meeting, and will have the same effect as a vote against a matter. Broker non-votes, if any, are not relevant for general quorum purposes of establishing a quorum for the proper conduct of business at the annual meeting, are not deemed to be “present” and entitled to vote with respect to any matter for which a broker non-vote is received, and have no effect on the outcome of any of the matters presented at the annual meeting.
How do I change or revoke my proxy?
After voting you may change your vote one or more times, or you may revoke your proxy, at any time before the vote is taken at the annual meeting. You may change your vote or revoke your proxy, as applicable, by doing one of the following:
•sending a written notice of revocation to our corporate secretary that is received prior to the annual meeting, stating that you revoke your proxy;
•signing a later-dated proxy card and submitting it so that it is received prior to the annual meeting in accordance with the instructions included in the proxy card(s);
•voting again via the internet or by telephone using the instructions described in the Notice; or
•attending the annual meeting and voting your shares in person.
What vote is required?
With respect to Proposal One to elect the director nominees, a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter is needed to be cast in favor of the matter to elect a director. A “withhold” vote will have the same effect as a vote "AGAINST" the director's election. A broker non-vote will neither count as a vote cast “FOR” or "AGAINST" a director nominee nor have any direct effect on the outcome of the election of directors.
With respect to Proposal Two to ratify the appointment by the Board of Directors of two directors, a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter is needed to ratify the Board's selection. Abstentions will be treated as a vote cast and will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not be counted as a vote cast and will have no direct effect on the outcome of this proposal.
With respect to Proposal Three to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote is needed to ratify the appointment of the independent registered public accounting firm. Abstentions will be treated as a vote cast and will have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not relevant for determining the outcome of the voting on this proposal.
With respect to Proposal Four to approve the compensation of the Named Executive Officers, we will consider the advisory vote approved by the shareholders if a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter cast their votes in favor of the matter. Abstentions will be treated as a vote cast and will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not be counted a vote cast and will have no effect on the outcome of this proposal.
Who will count the votes?
Representatives from American Stock Transfer & Trust Company, LLC will count the votes and serve as our inspector of election. The inspector of election will appear via telephone at the annual meeting.
What if I have further questions?
If you have any further questions about voting your shares or attending the annual meeting, please contact our corporate secretary, Kirk D. Jensen, at 406-255-5304, or e-mail: Kirk.Jensen@fib.com.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, during the year ended December 31, 2020, all of our directors, executive officers, and greater than 10% shareholders complied with all Section 16(a) filing requirements except that a report with respect to one transaction effected by Mr. Russell A. Lee was not filed on a timely basis.

Shareholder Proposals
The rules of the SEC permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by company action in accordance with the SEC’s proxy rules. Our 2021 annual meeting of shareholders is expected to be held on or about May 26, 2021, and proxy materials in connection with that meeting are expected to be mailed on or about April 14, 2021. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for our 2022 annual meeting of shareholders is December 15, 2021 which is 120 days prior to the anniversary of the mailing date for our proxy materials for this year’s annual meeting.
Additionally, under the terms of our bylaws, shareholders who wish to present an item of business at the 2022 annual meeting must provide notice to the corporate secretary at our principal executive offices not later than the close of business on the 90th day (February 25, 2022), nor earlier than the close of business on the 120th day (January 26, 2022), prior to May 26, 2022, which will be the one-year anniversary of our 2021 annual meeting. If we do not receive notice of a shareholder proposal within that period of time, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board for our 2022 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal and/or the Chair may consider the matter out of order and not address it at the meeting at all.
Other Matters
We know of no matters other than as contained in the Notice of Annual Meeting of Shareholders to be brought before the meeting. The enclosed proxy, however, gives discretionary authority for the proxy holders to vote on your behalf in the event that any additional matters should be duly presented.
Any shareholder may obtain without charge a copy of our Annual Report, which includes our audited financial statements. Written requests for a copy of our Annual Report should be addressed to Investor Relations, First Interstate BancSystem, Inc., P.O. Box 30918, Billings, Montana 59116-0918.
BY ORDER OF THE BOARD OF DIRECTORS

Kirk D. Jensen
Corporate Secretary

Billings, Montana
April 14, 2021

Appendix A - Non-GAAP Financial Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, this proxy statement contains the following non-GAAP financial measures that management uses to evaluate our capital adequacy and management performance: (i) Adjusted EPS; (ii) Adjusted Efficiency Ratio; (iii) pre-provision net revenue; (iv) tangible book value per share; and (v) return on average tangible common stockholders’ equity. Adjusted EPS and Adjusted Efficiency Ratio are calculated as described in the reconciliation of such financial measures to their most directly comparable GAAP financial measures provided under the caption “Reconciliation of Adjusted EPS and Adjusted Efficiency Ratio” above. Pre-provision net revenue is calculated as net interest income plus non-interest income less non-interest expense. Tangible book value per share is calculated as tangible common stockholders’ equity divided by common shares outstanding. Return on average tangible common stockholders’ equity is calculated as net income available to common shareholders divided by average tangible common stockholders’ equity. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. They also should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.
The Company adjusts the foregoing capital adequacy measures to exclude goodwill and other intangible assets (except mortgage servicing rights). Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators and to present on a consistent basis our and our acquired companies’ organic continuing operations without regard to the acquisition costs and adjustments that we consider to be unpredictable and dependent on a significant number of factors that are outside our control, are useful to investors in evaluating the Company’s performance because, as a general matter, they either do not represent an actual cash expense and are inconsistent in amount and frequency depending upon the timing and size of our acquisitions (including the size, complexity and/or volume of past acquisitions, which may drive the magnitude of acquisition related costs, but may not be indicative of the size, complexity and/or volume of future acquisitions or related costs), or they cannot be anticipated or estimated in a particular period (in particular as it relates to unexpected recovery amounts). This impacts the ratios that are important to analysts and allows investors to compare certain aspects of the Company’s capitalization to other companies.
We adjusted the performance measures against which our management’s 2020 performance was measured for purposes of determining payouts under the Company’s short-term incentive compensation program. EPS targets were adjusted because the Company was required to record a higher provision expense in 2020 under CECL accounting methodologies than what was believed to be estimable when the 2020 performance targets were established by the Compensation Committee. This adjustment was deemed to be outside the control of management and was not attributable to management’s performance. We adjusted our Efficiency Ratio for purposes of the short-term incentive program from the FDIC definition of Efficiency Ratio to eliminate OREO income and Investment security gains from non-interest expense. These non-GAAP financial measures have been included in this proxy statement to assist investors and other interested parties in understanding how actual payouts under our short-term incentive plan were determined and how they fit within the Company’s broader executive compensation program.
See the Non-GAAP Financial Measures table below, the information under the caption “Reconciliation of Adjusted EPS and Adjusted Efficiency Ratio” above, and the textual discussion provided elsewhere in this proxy statement for a reconciliation of the above-described non-GAAP Financial Measures to their most directly comparable GAAP financial measures.
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FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		For the Year Ended
(In millions, except % and per share data)		Dec 31, 2020	Dec 31, 2019	Dec 31, 2018	Dec 31, 2017	Dec 31, 2016
Net interest income (GAAP)		$497.0	$495.0	$432.5	$349.8	$279.8
Plus: Non-interest income (GAAP)		156.7	142.6	138.8	137.6	131.7
Total revenue (GAAP)		653.7	637.6	571.3	487.4	411.5
Less: Non-interest expense (GAAP)		387.5	388.6	356.4	319.7	256.2
Pre-provision net revenue (Non-GAAP)		266.2	249.0	214.9	167.7	155.3
Provision for credit losses (GAAP)		56.9	13.9	8.6	11.0	10.0
Income before tax expense (GAAP)		$209.3	$235.1	$206.3	$156.7	$145.3
Total common stockholders' equity (GAAP)	(A)	$1,959.8	$2,013.9	$1,693.9	$1,427.6	$982.6
Less goodwill and other intangible assets (excluding mortgage servicing rights)		700.8	711.7	631.6	521.8	222.5
Tangible common stockholders' equity (Non-GAAP)	(B)	$1,259.0	$1,302.2	$1,062.3	$905.8	$760.1

Average common stockholders’ equity (GAAP)	(C)	$1,985.2	$1,899.0	$1,525.8	$1,243.7	$963.5
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		706.1	694.1	566.6	408.9	216.7
Average tangible common stockholders’ equity (Non-GAAP)	(D)	$1,279.1	$1,204.9	$959.2	$834.8	$746.8

Common shares outstanding	(E)	62,095,799	65,246,339	60,623,247	56,465,559	44,926,176
Net income available to common stockholders	(F)	$161.2	$181.0	$160.2	$106.5	$95.7
Book value per share (GAAP)	(A)/(E)	31.56	30.87	27.94	25.28	21.87
Tangible book value per share (Non-GAAP)	(B)/(E)	20.28	19.96	17.52	16.04	16.92
Return on average common stockholders' equity (GAAP)	(F)/(C)	8.12%	9.53%	10.50%	8.56%	9.93%
Return on average tangible common stockholders’ equity (Non-GAAP)	(F)/(D)	12.60	15.02	16.70	12.76	12.81
		For the Year Ended
(In millions, except % and per share data)		Dec 31, 2015	Dec 31, 2014	Dec 31, 2013	Dec 31, 2012	Dec 31, 2011
Total common stockholders' equity (GAAP)	(G)	$950.5	$908.9	$801.6	$751.2	$721.0
Less goodwill and other intangible assets (excluding mortgage servicing rights)		215.1	218.9	188.2	189.6	191.1
Tangible common stockholders' equity (Non-GAAP)	(H)	$735.4	$690.0	$613.4	$561.6	$529.9

Average common stockholders’ equity (GAAP)	(I)	$926.1	$855.9	$779.5	$736.0	$702.3
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		216.5	200.7	189.0	190.4	191.8
Average tangible common stockholders’ equity (Non-GAAP)	(J)	$709.6	$655.2	$590.5	$545.6	$510.5

Common shares outstanding	(K)	45,458,255	45,788,415	44,155,063	43,290,323	42,981,174
Net income available to common stockholders	(L)	$86.7	$84.4	$86.1	$54.9	$41.1
Book value per share (GAAP)	(G)/(K)	20.92	19.85	18.15	17.35	16.77
Tangible book value per share (Non-GAAP)	(H)/(K)	16.19	15.07	13.89	12.97	12.33
Return on average common stockholders' equity (GAAP)	(L)/(I)	9.37%	9.86%	11.05%	7.46%	5.86%
Return on average tangible common stockholders’ equity (Non-GAAP)	(L)/(J)	12.23	12.88	14.59	10.07	8.06

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Appendix B

ANNUAL MEETING OF SHAREHOLDERS OF

FIRST INTERSTATE BANCSYSTEM, INC.

May 26, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING:
The Notice of Meeting, proxy statement, proxy card, and Annual Report on Form 10-K of the Company are available at http://www.astproxyportal.com/ast/40019/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20530303000000000000 5 052621

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors Nominees

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

NOTE: The proxies will have discretionary authority, to the extent permitted by law, to act and vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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